SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act
                                     of 1934



Date of Report (Date of earliest event reported): November 18, 1996 (November 1,
1996)


                            FIRST BANKS AMERICA, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



              0-8937                                          75-1604965
    (Commissioner File Number)           (IRS Employer Identification No.)



                   P.O. Box 630369, Houston, Texas 77263-0369
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (713)954-2400.



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

          On June  24,  1996,  First  Banks  America,  Inc.  (FBA)  executed  an
Agreement and Plan of Merger (Agreement) with Sunrise Bancorp, Roseville, California (Sunrise) pursuant to which Sunrise will merge with a wholly owned subsidiary of FBA. Sunrise Bank of California (Sunrise Bank), a state chartered bank which is a wholly owned subsidiary of Sunrise, will become a wholly owned indirect subsidiary of FBA. The Agreement provides for the shareholders of Sunrise to receive $4.00 per share in cash for their stock, an aggregate of approximately $18.1 million.

         Upon receipt of the necessary regulatory approvals, pursuant to the Agreement, First Banks consummated the merger on November 1, 1996.

          Sunrise Bank is headquartered in Roseville, California and operates from two banking facilities located in Roseville and Citrus Heights, California and one loan production office in San Francisco, California. At September 30, 1996, Sunrise Bank had total assets of $112.4 million.

         FBA funded the acquisition from available cash and an advance under a $15 million note agreement with First Banks, Inc., a St. Louis based bank holding company which owns 67.03% of FBA, of $3 million and $14 million, respectively. The borrowings under the note agreement bear interest at an annual rate of one-quarter percent less than the "Prime Rate" as reported in the Wall Street Journal. Principal and accrued interest outstanding under the note agreement are due and payable on October 31, 2001.

      Except as noted above, there were no material relationships between Sunrise, or any of its affiliates, directors or officers, or any associates of any such directors or officers, and the Registrant, or any of its affiliates, directors or officers, or any associates of any such directors or officers.

Item 7. Financial Statements and Exhibits


a)   Financial Statements of Business Acquired

      Pursuant to the requirements of Article 3 of Regulation S-X, the following consolidated financial statements for Sunrise have been included in this filing:

    1. Consolidated Condensed Balance Sheet as of September 30, 1996 and December 31, 1995 (unaudited).
    2. Consolidated Condensed Statement of Income for the three and nine months ended September 30, 1996 and 1995 (unaudited).
    3. Consolidated Condensed Statement of Changes in Stockholders' Equity for the nine months ended September 30, 1996 and 1995 (unaudited).
    4. Consolidated Condensed Statement of Cash Flows for the nine months ended September 30, 1996 and 1995 (unaudited).
    5. Audited Consolidated Financial Statements as of and for the years ended December 31, 1995 and 1994 and related Report of Independent Auditors.

(b)   Pro Forma Financial Information

    1. Pro Forma Combined Condensed Balance Sheet as of December 31, 1995 (unaudited).
    2. Pro Forma Consolidated Condensed Statement of Income for the nine months ended September 30, 1996 and 1995 and for the year ended December 31, 1995 (unaudited).
    3.  Notes to Pro Forma Combined Condensed Financial Statements



(c)   Exhibits



The following exhibit is filed herewith:


Exhibit No.       Exhibit

    2 Amended and Restated Plan of Merger, dated August 15, 1996 by and among Sunrise and FBA.

   10(k) Revolving Credit Agreement, dated October 31, 1996, by and between FBA and First Banks.

                                    Item 7(a)
                    Financial Statements of Business Acquired

                         SUNRISE BANCORP AND SUBSIDIARY

                 Consolidated Condensed Statements of Condition
                    September 30, 1996 and December 31, 1995

               (dollar amounts in thousands except per share data)
                                   (unaudited

                                                            September 30,     December 31,
                                                                1996             1995
                                                              Unaudited)
                                                              ----------      ------------
Assets


Cash and due from banks                                       $ 4,954            $ 3,726
Federal funds sold and repurchase agreements                   25,000             29,000
Investment securities held to maturity                         18,251             20,273
(market value $17,498 at September 30, 1996
 and $19,944 at December 31, 1995)

Loans                                                          62,952             66,765
Less allowance for loan losses                                  1,836              2,505
                                                             --------           --------

           Net loans                                           61,116             64,260
                                                             --------           --------

Premises and equipment                                            574                873
Other real estate owned                                           549                692
Other assets                                                    1,915              2,160
                                                             --------           --------

                                                             $112,359           $120,984
                                                             ========           ========

Liabilities and Shareholders' Equity

Deposit liabilities:
   Noninterest bearing                                       $ 13,986           $  3,808
   Interest bearing                                            81,494             90,075
                                                              -------             ------

           Total deposit liabilities                           95,480            103,883

Borrowings                                                          -                  -
Other liabilities                                                 379                612
                                                              -------             ------

           Total liabilities                                   95,480            104,495

Shareholders' equity:
   Preferred stock, no par value.  Authorized
    20,000,000 shares; none issued
   Common Stock, no par value.  Authorized
    20,000,000 shares; issues 4,263,298
    shares in 1996 and 1995                                    18,327             18,327
Retained deficit                                               (1,827)            (1,838)
                                                              -------           --------

           Total shareholders' equity                          16,500             16,489
                                                             --------           --------

                                                             $112,359           $120,984
                                                             ========           ========

           See accompanying notes to consolidated financial statements

                                               SUNRISE BANCORP AND SUBSIDIARY


                      Consolidated Condensed Statements of
                 Operations For the three and nine months ended
                           September 30, 1996 and 1995
              (dollar amounts in thousands, except per share data)
                                   (unaudited)

                                                           Three months              Nine months
                                                        ended September 30       ended September 30
                                                         1996        1995         1996        1995
                                                         ----        ----         ----        ----

Interest income:
   Interest on loans                                   $1,740      $1,779       $4,892       $5,547
   Interest on investment securities                      255         690          797        2,140
   Interest on federal funds sold and
     repos                                                311          36        1,033          156
                                                       ------       -----        -----        -----

         Total interest income                          2,306       2,505        6,722        7,843
                                                       ------      ------       ------       ------

Interest expense
   Interest on deposit liabilities                        769         940        2,424        2,593
   Interest on other borrowings                             -           -            -          118
                                                        -----       -----        -----        -----

         Total interest expense                           769         940        2,424        2,711
                                                        -----       -----        -----        -----

   Net interest income                                  1,537       1,565        4,298        5,132
Provision for loan losses                                 100           -          100            -
                                                        -----       -----        -----        -----

         Net interest income after provision
          for loan losses                               1,437       1,565        4,198        5,132
                                                        -----       -----        -----        -----

Other income:
   Service charges and fees                                86         104          248          313
   Other                                                   32          13          446           15
                                                        -----       -----        -----        -----

         Total other income                               118         117          694          328
                                                        -----       -----        -----        -----

Other expenses:
   Salaries and employee benefits                         640         736        1,987        2,259
   Occupancy                                              292         305          835          911
   Furniture and equipment                                112         142          323          441
   Other                                                  624         644        1,723        1,947
                                                        -----       -----        -----        -----

         Total other expenses                           1,668       1,827        4,868        5,558
                                                        -----       -----        -----        -----
Net income (loss) before provisions for
 income taxes                                            (113)       (145)          24          (98)
Provision (benefit) for income taxes                      (44)        (34)          13            1
                                                        -----       -----         -----        -----

Net income (loss)                                        ($69)      ($111)          $11         ($99)
                                                        =====       =====         =====        =====

Net income (loss) per share                            ($0.02)     ($0.03)        $0.00       ($0.02)
                                                       ======      ======        ======       ======

           See accompanying notes to consolidated financial statements

                         SUNRISE BANCORP AND SUBSIDIARY


                       Consolidated Condensed Statement of
                    Shareholders' Equity For the nine months
                            ended September 30, 1996
                          (dollar amounts in thousands)
                                   (unaudited)

                                                        Number of                                Total
                                                         Shares        Common                    Shareholders
                                                       Outstanding      Stock      Deficit       Equity
                                                       -----------      -----      -------       ------

Balances at December 31, 1995                           4,263,298     $18,327     ($1,838)         $16,489

Net Earnings                                                                           11               11
                                                        --------------------------------------------------
Balances at September 30, 1996                          4,263,298      $18,27     ($1,827)         $16,600
                                                        ==================================================

Balance at December 31, 1994                            4,263,298     $18,327        (318)          18,009

Net loss                                                        -        (99)         (99)

                                                        --------------------------------------------------
Balances at September 30, 1995                          4,263,298    $18,327         (417)          17,910
                                                        ==================================================


                         SUNRISE BANCORP AND SUBSIDIARY


               Consolidated Condensed Statements of Cash Flows
            For the nine months ended September 30, 1996 and 1995
                        (dollar amounts in the thousands)
                                   (unaudited)


                                                                                               Nine months
                                                                                      ended September 30,
                                                                                        1996                1995
                                                                                        ----                ----

Operating activities:
       Net income (loss)                                                                $ 11                ($99)
       Adjustments to reconcile net income to cash
         provided (used) by operating activities:
           Accretion of deferred loan fees and costs                                    (16)                (104)
           Provision for loan and other real estate
           owned losses                                                                  100                 225
           Depreciation and amortization                                                 349                 570
           Net change in other assets                                                    245               1,659
           Net change in other liabilities                                               456                 766
                                                                                       -----               -----

           Net cash provided by operating activities                                     456               3,017
                                                                                       -----               -----


Investing activities:
     Purchases of investment securities                                                    -                   -
     Maturities and repayments of investment securities                                1,972               7,757
     Net (increase) decrease in loans                                                  1,464               8,492
     Net sales of other real estate owned                                              1,739              (2,280)
                                                                                       -----              ------

           Net cash provided by investing activities                                   5,175              13,969
                                                                                       -----              ------

Financing activities:
     Increase in deposit liabilities                                                  (8,403)             (8,990)
     Decrease in other borrowings                                                          -             (10,548)
                                                                                       -----              ------

           Net cash provided (used) by financing activities                           (8,043)            (19,538)
                                                                                       -----              ------

Decrease in cash and cash equivalents                                                 (2,772)             (2,552)
Cash and cash equivalents at beginning of period                                      32,726               6,367
                                                                                      ------              ------

Cash and cash equivalents at end of period                                           $29,954              $3,815
                                                                                     =======              ======

Supplemental  disclosures of cash flow  information  Cash paid during the period for:
         Interest                                                                     $2,469              $2,732
                                                                                      ======              ======

         Income taxes paid (refunded)                                                     $2             ($1,320)
                                                                                      ======              ======


Supplemental schedule of non cash investing and financing activities:
     Other real estate owned acquired through foreclosure
       on assets securing loans                                                       $1,595              $3,386
                                                                                      ======              ======


           See accompanying notes to consolidated financial statements

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this current report on Form 8-K under the Securities Exchange Act of 1934 of First Banks America, Inc. of our report dated February 9, 1996 on the financial statements of Sunrise Bancorp as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.



DELOITTE & TOUCHE LLP

Sacramento, California
November 14, 1996

                         SUNRISE BANCORP AND SUBSIDIARY
                              Roseville, California

                        Consolidated Financial Statements

                           December 31, 1995 and 1994

                   (With Independent Auditors' Report Thereon)

                                             Independent Auditors Report

Board of Directors and Shareholders
Sunrise Bancorp
Roseville, California:

We have audited the accompanying consolidated statements of condition of Sunrise Bancorp and Subsidiary (the Company) as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sunrise Bankcorp and Subsidiary at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 17 to the consolidated financial statements, the Company is subject to a Memorandum of Understanding with the Federal Reserve Board.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for investment securities to conform with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.





/s/Deloitte & Touche LLP
------------------------
Sacramento, California
February 9, 1996

                         SUNRISE BANCORP AND SUBSIDIARY

                      Consolidated Statements of Condition

                           December 31, 1995 and 1994
                          (Dollar amounts in thousands)


                                          Assets                                      1995         1994
                                          ------                                      ----         ----

Cash and due from banks                                                             $  3,726        6,367
Federal funds sold                                                                     1,000            -
Securities purchased under agreements to resell                                       28,000            -
                                                                                     -------        -----
                    Total cash and cash equivalents                                   32,726        6,367
                                                                                     -------        -----
Investment securities held to maturity (market value of
    $19,944 in 1995 and $49,803 in 1994)                                              20,273       54,040

Loans                                                                                 66,765       81,340
Less allowance for loan losses                                                         2,505        4,151
                                                                                      ------       ------
                    Net loans                                                         64,260       77,189
                                                                                     -------      -------
Premises and equipment                                                                   873        1,406
Other real estate owned                                                                  692        3,208
Other assets                                                                           2,160        4,290
                                                                                     -------      -------
                                                                                   $ 120,984      146,500
                                                                                     =======      =======

                           Liabilities and Shareholders' Equity

Deposit liabilities:
    Noninterest bearing                                                               13,808       29,206
    Interest bearing                                                                  90,075       87,737
                    Total deposit liabilities                                        103,883      116,943
Borrowings                                                                                -        10,548
Other liabilities                                                                        612        1,000
                                                                                     -------      -------
                    Total liabilities                                                104,495      128,491
                                                                                     -------      -------
Shareholders' equity:
    Preferred stock, no par value.  Authorized 20,000,000
      shares; none issued                                                                 -            -
    Common stock, no par value.  Authorized 20,000,000
      shares; issued 4,263,298 shares in 1995 and 1994                                18,327       18,327
    Deficit                                                                           (1,838)        (318)
                                                                                     -------        -----
                    Total shareholders' equity                                        16,489       18,009
                                                                                     -------      -------
                                                                                   $ 120,984      146,500
                                                                                     =======      =======


          See accompanying notes to consolidated financial statements.

                         SUNRISE BANCORP AND SUBSIDIARY

                      Consolidated Statements of Operations

                For the years ended December 31, 1995, 1994, and 1993 (Dollar amounts in thousands, except per share data)


                                                                              1995          1994         1993
                                                                              ----          ----         ----
Interest income:
    Interest on loans                                                        $ 7,110         8,120        9,203
    Interest on mortgage loans held for sale                                       -           519        1,616
    Interest on investment securities                                          2,747         3,161        2,127
    Interest on federal funds sold and repurchase agreements                     277           400          803
                                                                              ------        ------         ----
                    Total interest income                                     10,134        12,200       13,749
                                                                              ------        ------       ------
Interest expense:
    Interest on deposit liabilities                                            3,503         2,977        2,566
    Interest on other borrowings                                                 119           396           52
                                                                                ----          ----          ---
                    Total interest expense                                     3,622         3,373        2,618
                                                                              ------        ------       ------
                    Net interest income                                        6,512         8,827       11,131
Provision for loan losses                                                         -          2,668        7,700
                                                                                 ---        ------       ------
                    Net interest income after provision
                        for loan losses                                        6,512         6,159        3,431
                                                                               -----         -----       ------
Other income:
    Gain on sale of mortgage loans and servicing                                  -          1,828        2,888
    Service charges and fees                                                     402           584          747
    Loan servicing income                                                         -             72           60
    (Loss) gain on sale of investment securities                                (334)           -           228
    Other                                                                         43           103          624
                                                                               -----        ------         ----
                    Total other income                                           111         2,587        4,547
                                                                               -----        ------       ------
Other expenses:
    Salaries and employee benefits                                             2,954         5,320        6,504
    Occupancy                                                                  1,306         1,191        1,314
    Furniture and equipment                                                      579           963          937
    Other                                                                      3,303         5,775        6,456
                                                                              ------        ------       ------
                    Total other expenses                                       8,142        13,249       15,211
                                                                              ------        ------       ------
                    Net loss before provision for
                        income taxes                                          (1,519)       (4,503)      (7,233)
Provision (benefit) for income taxes                                               1        (1,461)      (3,065)
                                                                               -----        ------      -------
                    Net loss before cumulative effect of a
                        change in accounting principle                        (1,520)       (3,042)      (4,168)
Cumulative effect of a change in accounting principle                             -             -           250
                                                                                 ---           ---         ----
                    Net loss                                               $  (1,520)       (3,042)      (3,918)
                                                                              ======        ======       ======

Net loss per share before cumulative effect of a change in
    accounting principle                                                   $   (0.36)        (0.71)       (0.98)
Cumulative effect of a change in accounting principle                            -             -           0.06
                                                                               ----           ----         ----
Net loss per share                                                         $   (0.36)        (0.71)       (0.92)
                                                                                ====          ====         ====

          See accompanying notes to consolidated financial statements.

                         SUNRISE BANCORP AND SUBSIDIARY

                 Consolidated Statements of Shareholders' Equity

              For the years ended December 31, 1995, 1994, and 1993
                          (Dollar amounts in thousands)


                                                          Number of                                      Total
                                                           shares            Common                  shareholders'
                                                         outstanding          stock        Deficit      equity
                                                         -----------          -----        -------      ------

Balances at December 31, 1992                             4,060,637      $    17,770        7,202        24,972

Common Stock Dividend including
    cash in lieu of fractional shares                       202,661              557         (560)           (3)

Net loss                                                         -                -        (3,918)       (3,918)
                                                          ---------           ------        -----       -------

Balances at December 31, 1993                             4,263,298           18,327        2,724        21,051

Net loss                                                         -                -        (3,042)       (3,042)
                                                                ---              ---        -----       -------

Balances at December 31, 1994                             4,263,298           18,327         (318)       18,009

Net loss                                                         -                -        (1,520)       (1,520)
                                                                ---              ---        -----       -------

Balances at December 31, 1995                             4,263,298      $    18,327       (1,838)       16,489
                                                          =========           ======        =====        ======


          See accompanying notes to consolidated financial statements.

                         SUNRISE BANCORP AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

              For the years ended December 31, 1995, 1994, and 1993
                          (Dollar amounts in thousands)

                                                                                     1995            1994          1993
                                                                                     ----            ----          ----
Operating activities:
    Net income (loss)                                                               $ (1,520)        (3,042)       (3,918)
    Adjustments to reconcile net income to net cash
      provided (used) by operating activities:
        Accretion of deferred loan fees and costs                                       (104)          (144)         (209)
        Mortgage loans originated for sale                                                -        (123,537)     (314,669)
        Proceeds from sale of mortgage loans                                              -         162,168       281,908
        Gain on sale of mortgage loans                                                    -          (1,828)       (2,888)
        Loss on sale of available for sale securities                                    348             -           (223)
        Gain on sale of OREO                                                            (121)            -             -
        Provision for loan and other real estate owned losses                          1,005          3,168         7,840
        Depreciation and amortization                                                    770          1,124        10,143
        Net change in other assets                                                     2,130          2,348        (3,900)
        Net change in other liabilities                                                 (388)          (235)          204
                                                                                      ------          -----          ----
                    Net cash provided (used) by
                        operating activities                                           2,120         40,022       (25,712)
                                                                                      ------        -------      --------
Investing activities:
    Purchases of investment securities                                                    -          (4,000)      (67,569)
    Proceeds for sales of available for sale securities                               24,040             -         17,292
    Proceeds from maturities of held to maturities
      securities                                                                       9,142          7,484         9,278
    Net decrease (increase) in loans                                                   9,450         29,091        (4,017)
    Sale of other real estate owned                                                    5,215            807         4,809
    Net purchases of premises and equipment                                               -             (85)         (750)
                                                                                         ---           ----         -----
                    Net cash used in (provided by)
                        investing activities                                          47,847         33,297       (40,957)
                                                                                      ------        -------      --------
Financing activities:
    (Decrease) increase in deposit liabilities                                       (13,060)      (167,926)       65,625
    Increase (decrease) in other borrowings                                          (10,548)        10,548            -
    Cash paid in lieu of fractional shares                                                -              -             (3)
                    Net cash provided by (used in)
                        financing activities                                         (23,608)      (157,378)       65,622
                                                                                      ------        -------       -------
                    Increase (decrease) in cash and
                        cash equivalents                                              26,359        (84,059)       (1,052)
Cash and cash equivalents at beginning of period                                       6,367         90,426        91,478
                                                                                      ------        -------       -------
Cash and cash equivalents at end of period                                         $  32,726          6,367        90,426
                                                                                      ======         ======       =======

Supplemental  disclosures of cash flow information:  Cash paid during the period for:
      Interest                                                                     $   3,607          3,343         2,619
      Income taxes paid (refunded)                                                    (1,320)        (2,503)            3
                                                                                     =======        =======            ==
Supplemental schedule of noncash investing and financing activities:
    Other real estate owned acquired through foreclosure on
      assets securing loans                                                        $   3,583          1,788         2,954
    Stock Dividend                                                                         -              -           557
    Transfer of securities from held to maturity to available
      for sale                                                                        24,388             -             -
                                                                                     ======          =====          ====

          See accompanying notes to consolidated financial statements.

 (1) Nature of Operations
     Sunrise Bancorp (the Company) is a bank holding company headquartered in Roseville, California. Sunrise Bank of California (the Bank), a wholly owned subsidiary of the Company, is a full-service commercial bank chartered by the State of California with branches in Roseville and Citrus Heights and a loan production office in San Francisco. The Bank's business plan emphasizes service to the central California counties of Sacramento, Placer, Yolo, and El Dorado. The Bank has concentrated on servicing middle market companies including those in the title insurance business and homeowner association management companies. One of the Bank's primary target markets is small to medium-sized businesses, "small" is defined as revenues of less than $2.5 million, "medium" is defined as businesses with revenues between $2.5 million and $10 million. The Company itself does not engage in any business activities other than the ownership of the Bank.

(2)  Summary of Significant Accounting Policies
     Theaccounting and reporting  policies of the Company conform with generally accepted accounting principles and prevailing practices within the banking industry. The Company follows the accrual method of accounting. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of the most significant of the policies:

        (a)  Financial Statement Presentation
             Theconsolidated   financial  statements  include  the  accounts  of
                Sunrise Bancorp and its wholly owned subsidiary, Sunrise Bank of California. All intercompany accounts transactions have been eliminated in consolidation. Certain reclassifications to the 1994 and 1993 financial statements were made to conform to the classifications used in the 1995 financial statements.

        (b)  Investment Securities
             TheCompany  accounts for  investments in accordance  with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires investment securities to be classified as either held to maturity, trading, or available for sale. Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held to maturity when the Company has the intent and ability to hold the securities to maturity. Held to maturity securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Such amortization together with interest earned is included in interest income. Debt and equity securities that are bought and held for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in income. Debt and equity securities not classified as either held to maturity or trading securities are classified as available for sale securities and are reported at fair value, with unrealized gains and losses included as a separate component of shareholders' equity, net of tax. Gain or loss on sale of investment securities is recognized based on the specific identification method.

        (c)  Loans, Loan Fees, and Interest Income
             Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances reduced by any charge-offs and net of any deferred fees or costs or unamortized premiums or discounts on purchased loans.

             Interest on loans is  accrued  as earned  except  where  reasonable doubt exists as to the collectibility of the interest, in which case the accrual of income is discontinued and any interest accrued but unpaid is reversed against current income. Interest on loans with principal past due ninety days or more continues to accrue only when management believes collectibility of principal and interest is certain. Cash payments received on nonaccrual loans are recognized as income only where the future collection of the recorded value of the loan is considered by management to be probable.

             TheCompany  defers  loan fees and certain  direct loan  origination costs, and subsequently recognizes such fees and costs as an adjustment of yield by the interest method based on the contractual terms of the loans.

        (d)  Allowance for Loan Losses
             The allowance  for loan losses is  established  through a provision charged to expense. Loans are charged off against the allowance when management believes the collection of loan principal is unlikely. The allowance is maintained at a level which management estimates to be adequate to provide for losses that can be reasonably anticipated, although ultimate losses may vary from estimates. In evaluating the adequacy of this allowance and in determining the provision to be charged to operating expense for each period, management considers such factors as historical loan loss experience, known problem loans, evaluations made by bank regulatory authorities and the assessment of economic conditions and other appropriate data to identify the risks in the loan portfolio.

             The Company  adopted  SFAS No. 114,  Accounting  by  Creditors  for
                 Impairment of a Loan, and SFAS 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure, on January 1, 1995. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or as a practical expedient at the loan's observable market rate or the fair value of the collateral if the loan is collateral dependent. SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans and requires certain information to be disclosed. Because the Company had previously calculated its allowance for loan and lease losses using methods approximating those prescribed in SFAS 114, the adoption of this standard did not have a material impact on the Company's financial position or results of operations.

        (e)  Premises and Equipment
             Premises and equipment owned are stated at cost,  less  accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of three to ten years.

        (f)  Other Real Estate Owned
             Property acquired by the Company  through  foreclosure is initially recorded at the lower of (i) estimated fair market value less the cost to sell or (ii) cost at the date of foreclosure. At the time a property is acquired if the fair market value is less than the outstanding loan amount, any difference is charged against the allowance for possible loan losses. After acquisition, valuations of the properties are periodically performed and, if the carrying value of the property exceeds the fair market value less estimated costs to sell, a valuation allowance is established by a charge to operations. Subsequent increases in the fair market value may reduce or eliminate the allowance.

             Operating costs on foreclosed real estate are expensed as incurred.
                Costs incurred for physical improvements to foreclosed real estate are capitalized if the value is recoverable through a future sale.

        (g)  Income taxes
                The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The cumulative effect of adopting SFAS No.109 on the Company's financial statements as of

                January 1, 1993  was   to  increase   income   from   continuing
                operations by $250,000 ($.06 per share).

             SFAS No. 109 applies the asset and  liability  method in accounting for income taxes. The provision for income tax is comprised of the current year tax expense and the net change in deferred tax assets and liabilities as of the balance sheet date. Deferred tax assets and liabilities are calculated by applying the income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Deferred tax assets are reduced by a valuation allowance for any tax benefits to the extent that, in the opinion of management, are unlikely to be realized.

        (h)  Net Loss Per Share
             Netloss per share is computed based on the weighted  average number of share of common stock outstanding. The total number of shares of outstanding common stock was 4,263,298 as of December 31, 1995, 1994, and 1993, respectively. Weighted average shares have been adjusted retroactively to give effect to the 5% stock dividend in 1993. The inclusion of stock options and warrants as common stock equivalents have no effect on the earnings per share calculations as they are antidilutive.

        (i)  New Accounting Pronouncements
             Accounting for the Impairment of Long-Lived Assets - In March 1995,
                the FASB issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 establishes standards for accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill. It does not apply to financial instruments, long-term customer relationships of a financial institution (e.g., core deposit intangibles), mortgage and other servicing rights, or deferred tax assets. This standard will be effective for the Company beginning January 1, 1996. The Company has determined that the effect of adoption of this standard will not be material.

             Mortgage  Servicing  Rights - In May 1995, the FASB issued SFAS No.
                122, Accounting for Mortgage Servicing Rights, which must be adopted by the Company effective January 1, 1996. SFAS No. 122 requires that the Company recognize as separate assets rights to service mortgage loans for others, whether those servicing rights are originated or purchased. Previously, only purchased servicing rights were capitalizable as an asset whereas internally originated rights were expensed. SFAS No. 122 also requires that capitalized servicing rights be assessed for impairment based on fair market value, rather than an estimate of undiscounted future cash flows. The Company has determined that the effect of adoption of this standard will not be material.

             Accounting for Stock-Based Compensation - In October 1995, the FASB
                issued SFAS No. 123, Accounting for Stock-Based Compensation. The new standard defines a fair market value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation costs are measured based on the fair value of the stock award when granted and are recognized as an expense over the service period, which is usually the vesting period. This standard will be effective for the Company beginning January 1, 1996, and requires measurement of awards made beginning in 1995.

             The new  standard   permits   companies   to  account   for  equity
                transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the Company had applied the new method of accounting. The Company intends to follow these disclosure requirements for its stock option plans. Adoption of the new standard will not impact reported earnings or earnings per share, and will have no effect on the Company's cash flows.

(3)  Cash and Due From Banks
     The Bank maintains  balances  at the  Federal  Reserve  Bank to comply with reserve requirements set forth by Regulation D of the Federal Reserve Act, as amended. At December 31, 1995 and 1994, the Bank was required to maintain average balances of approximately $1,199,000 and $5,902,800, respectively, to comply with these regulations. For the purposes of reporting cash flows, cash and cash equivalents on the consolidated statements of cash flows include cash and due from banks, interest-bearing deposits with maturities of 90 days or less, federal funds sold, and securities purchased under agreements to resell.

(4)  Securities Purchased Under Agreement to Resell
     The Company  purchases  securities under  agreements  to  resell  to invest excess liquidity. The purchases are typically collateralized by U.S. Treasury securities, U.S. government securities, mortgage-backed securities or whole loans. These agreements generally mature on the next business day. There were $28,000,000 in outstanding securities purchased under agreements to resell as of December 31, 1995. Securities purchased under agreements to resell averaged $1,641,000, $8,530,000, and $19,652,000 during 1995, 1994, and 1993; and the maximum amounts outstanding at any month end during the years ended December 31, 1995, 1994, and 1993 were $28,000,000, $24,500,000, and $49,000,000, respectively.

(5)  Investment Securities
     Theamortized cost, unrealized gains and losses, and estimated market value of investment securities are as follows (dollar amounts in thousands):

                                                                                                    Estimated
                                                   Amortized      Unrealized     Unrealized           market
                                                     cost            gains         losses             value
                                                     ----            -----         ------             -----
        December 31, 1995
        U.S. Treasury securities                $       999           -                (1)               998
        Mortgage-backed securities                   19,274           -              (328)            18,946
                                                     ------          ---            -----             ------
               Total investment
                  securities                    $    20,273           -              (329)            19,944
                                                     ======          ===            =====             ======
        December 31, 1994
        U.S. Treasury securities                $     4,998           -               (59)             4,939
        Mortgage-backed securities                   49,037           -            (4,197)            44,840
        Other securities                                  5          19                 -                 24
                                                         --          --            ------             ------
               Total investment
                  securities                    $    54,040          19            (4,256)            49,803
                                                     ======         ===             =====             ======

    The following is a summary of the estimated maturities of investment securities which are principally mortgage-backed securities held as of December 31, 1995 (dollar amounts in thousands):


                                                 Amortized               Fair
                                                   cost       Value      yield
                                                   ----       -----      -----

        Due in one year or less                 $  2,136        2,099     5.62%
        Due in one year through five years        18,137       17,845     5.60
                                                  ------       ------     ----
                                                $ 20,273       19,944     5.60
                                                  ======       ======     ====

     Maturities of mortgage-backed securities are classified in accordance with contractual repayment schedules. Actual maturities may differ from the contractual maturities reported above because debt security issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

     Proceeds from the sale of investment securities amounted to $28,057,000, $-0-, and $17,292,000 in 1995, 1994, and 1993, respectively, which resulted in a gross realized loss of $334,000 in 1995 and a gross realized gain of $228,000 in 1993.

     Investment securities with an amortized cost of $400,000 at December 31, 1995 and $12,037,000 at December 31, 1994 were pledged to secure treasury tax and loan accounts and other borrowing facilities.

     In November  1995,  the FASB issued  additional  implementation  guidelines regarding previously issued SFAS No. 115. In accordance with this guidance and prior to December 31, 1995, companies were allowed a one-time reassessment of their classification of securities and were required to account for any resulting transfers at fair value. Transfers from the held to maturity category that result from this one-time reassessment will not call into question the intent to hold other securities to maturity in the future. The Company transferred approximately $24,388,000 of securities from the held to maturity portfolio to the available for sale portfolio. These securities were then sold and resulted in a net loss of $348,000. This transfer was made to allow the Company greater flexibility in managing its interest rate risk and liquidity.

(6)  Loans and Allowance for Loan Losses
     Major classifications of loans are summarized as follows (dollar amounts in thousands):

                                                               December 31,
                                                            1995         1994
                                                            ----         ----

        Commercial                                       $  26,359      34,635
        Agricultural                                         1,375          -
        Real estate:
             Construction and land development               4,383       5,997
             Mortgage                                       31,267      35,165
        Consumer installment                                 3,149       5,268
        Other loans                                            404         551
                                                            ------      ------
                                                            66,937      81,616
        Deferred fees and costs                               (172)       (276)
                                                            ------      ------
                                 Net loans               $  66,765      81,340
                                                            ======      ======

     The Bank's customers are located throughout Northern California with the majority concentrated in the greater Sacramento and San Francisco Bay regions. The Bank's real estate construction and land development loans, which represent approximately 7% of total loans, consist primarily of loans made to finance residential projects in Placer, El Dorado, and Sacramento counties. The Company's real estate mortgage loans, which represent 47% and 43% of total loans as of December 31, 1995 and 1994, consist mainly of loans made to finance owner occupied and commercial income property in Placer, El Dorado, and Sacramento counties. A significant portion of these residential real estate mortgage loans resulted from the Bank providing take-out financing on the Bank's construction and land development loan portfolio.

     At December   31,  1995,   approximately   93%  of  the  total  loans  were
        collateralized. Generally, real estate loans are secured by real property while commercial and other loans are secured by bank deposits, real property, business assets or personal assets. Repayment is generally expected from the sale of the related property for real estate construction loans, and from cash flow of the borrower for other loans.

     Changes in the  allowance for loan losses for each of the three years ended
        December 31, 1995, 1994, and 1993 are summarized as follows (dollar amounts in thousands):

                                                 1995         1994         1993
                                                 ----         ----         ----

           Balance at beginning of year      $  4,151        5,615        3,205
           Provision for loan losses               -         2,668        7,700
           Loan charge offs                    (1,821)      (4,196)      (5,355)
           Loan recoveries                        175           64           65
                                                -----        -----        -----
           Balance at end of year            $  2,505        4,151        5,615
                                                =====        =====        =====

     Nonaccrual loans totaled $3,228,000, $7,347,000, and $5,300,000 at December
        31, 1995, 1994, and 1993, respectively. Additional interest income that would have been recognized from nonaccrual loans had they performed in accordance with their original contractual terms, totaled $340,000, $516,000, and $603,000 in 1995, 1994, and 1993, respectively.

     At December 31, 1995, the Company's recorded investment in loans for which an impairment has been recognized totaled $5,248,000. Included in this amount were $3,008,000 of impaired loans for which a SFAS 114 allowance of $484,500 is included in the allowance for loan losses, as well as $2,240,000 of impaired loans that as a result of write downs on the fair value of collateral, did not have a SFAS 114 allowance. The average recorded investment in impaired loans was $5,746,500 for 1995. Except for nonaccrual loans, interest is recognized on impaired loans when cash is received and the future collection of principal is considered by management to be probable. For the year ended December 31, 1995, the Company recognized $127,500 in interest on such loans.

(7)  Premises and Equipment
     The major classifications of premises and equipment are as follows (dollar amounts in thousands):

                                                               December 31,
                                                            1995          1994
                                                            ----          ----

        Furniture, fixtures and equipment               $  2,146          3,567
        Leasehold improvements                             1,199          1,331
                                                           -----          -----
                                                           3,345          4,898
        Accumulated depreciation and amortization          2,472          3,492
                                                           -----          -----
                                                        $    873          1,406
                                                            ====          =====

     Depreciation and amortization of $521,000, $745,000, and $742,000 was recorded for the years ended December 31, 1995, 1994, and 1993, respectively.

(8)  Other Real Estate Owned
     Other real estate owned was $692,000  and  $3,208,000  at December 31, 1995 and 1994,  respectively.  These  balances are net of the  allowance  for losses on other real estate owned of $1,113,000 and $392,000, respectively. During 1995, $1,005,000 was added as a provision and $284,000 was charged off. During 1994, $500,000 was added as a provision and $248,000 was charged off.

(9)  Deposit Liabilities
     Time deposits of $100,000 or more amounted to $9,610,000 and $7,637,000 at December 31, 1995 and 1994, respectively. Interest expense on time deposits of $100,000 or more totaled $549,000, $482,000, and $531,000 for 1995, 1994, and 1993, respectively. As of December 31, 1995 and 1994, deposits included $38,693,000 and $34,063,000 or 37% and 29% of total deposits of homeowner association management companies.

(10) Borrowings
     Sunrise Bank of  California  is eligible to borrow funds on a secured basis from the Federal Reserve Bank of San Francisco and several broker/dealers. The maximum available advance is dependent upon the dollar total of the Bank's investment securities and loans pledged to collateralize such borrowings. As of December 31, 1994, the Bank had $10,548,000 in short-term borrowings and had $12,037,000 in securities pledged under these borrowing facilities. As of December 31, 1995, there were no amounts outstanding under these arrangements. There were average borrowings for the years ended December 31, 1995 and 1994 of $2,155,000 and $7,418,000, respectively, with average interest rates of 5.5% and 5.4%, respectively.

(11) Income Taxes
     The components of the provision (benefit) for income taxes are as follows (dollar amounts in thousands):

                                     1995         1994         1993
                                     ----         ----         ----
           Current:
               Federal             $   70         (838)      (2,251)
               State                   85          (83)           2
                                     ----        -----        -----
                                      155         (921)      (2,249)
                                     ----        -----        -----
           Deferred:
               Federal                (70)        (526)        (466)
               State                  (84)         (14)        (350)
                                     ----        -----        ------
                                     (154)        (540)        (816)
                                      ---        -----        -----
                                   $    1       (1,461)      (3,065)
                                      ===        =====        =====

     Thetotal income tax rate differs from the amount computed by applying the U.S. federal statutory income tax rate to income before income taxes and the cumulative effect of adopting SFAS No. 109. A reconciliation of the statutory income tax rate to the effective income tax rate of the Company is as follows:

                                                                    1995         1994         1993
                                                                    ----         ----         ----

           Statutory rate                                          (35.0)%      (35.0)%      (35.0)%
           State franchise tax rate (net of federal income
               tax benefit)                                           .1         (1.8)        (7.3)
           Reversal of tax reserves provided in previous
               years no longer required                                -            -         (8.1)
           Limitation on the utilization of tax benefits            34.1          3.2          6.1
           Other                                                      .8          1.2          1.9
                                                                    ----         ----         ----
           Effective rate                                             - %      (32.47)%      (42.4)%
                                                                    ====        =====         ====

     At December 31, 1995, the Company had operating loss carryforwards for federal tax purposes of approximately $1,303,000 which expire in 2009. In addition, the Company had operating loss carryforwards for state tax purposes of approximately $5,819,000 which begin to expire in 1998. Federal and state operating loss carryforwards differ primarily because the State of California disallows the carryback of operating losses and limits carryforward amounts to 50% of the reported tax loss.

     The Tax Reform Act of 1986, as amended, and the California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating loss carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. If there should be a significant ownership change of Sunrise Bancorp, the ability to utilize the stated federal and state loss carryforwards could be significantly reduced.

     Deferred income taxes reflect the tax effect of temporary differences existing between the financial statement basis and tax basis of assets and liabilities recognized in the financial statements. Under SFAS No. 109, deferred tax assets are reduced by a valuation allowance when it has been determined that it is unlikely such assets will be realized.

     The Company  has  recorded a net deferred  tax asset of  $2,492,000  with a corresponding valuation allowance of $1,267,000 for a net carrying value of $1,225,000. This asset is primarily attributable to loss carryforwards, which expire between 1998 and 2009, and timing differences. For the loss carryforwards, realization is dependent on generating sufficient taxable income prior to expiration of loss carryforwards. In addition, upon reversal of timing differences, if sufficient taxable income is unavailable, additional loss carryforwards would be created. Therefore, the ultimate realization of the carrying value of the deferred tax asset is dependent on generating sufficient taxable income in the future. Although realization is not assured, management believes it is more likely than not that the net carrying value of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

     The tax effect of the principal temporary items creating the Company's net deferred tax benefit included in other assets at December 31, 1995 and 1994 are as follows (dollar amounts in thousands):

                                                                1995      1994
                                                                ----      ----

        Writedown of investments                           $   (136)    (1,483)
        Allowance for loan losses                               702      1,468
        Loan origination costs                                  (39)       (71)
        California franchise tax                               (134)      (132)
        Premises and equipment                                   91         54
        California net operating loss                           658        548
        Other real estate owned                                 526        178
        Federal net operating loss                              443      1,096
        Alternative minimum tax credit                          291        137
        Other                                                    90        (64)
                                                              -----      -----
                                                              2,492      1,731
        Less valuation allowance                              1,267        660
                                                              -----      -----
                          Total net deferred tax benefit   $  1,225      1,071
                                                              =====      =====

(12) Other Expenses
     The composition  of other  operating  expenses for the years ended December
        31, 1995, 1994, and 1993 respectively is set forth below (dollar amounts in thousands):

                                                     1995       1994       1993
                                                     ----       ----       ----

           Stationery and supplies              $     79        229         308
           OREO expense                              977        634         562
           Communications                            234        565         540
           Professional fees                         586        801       1,776
           State Banking Department and
               FDIC insurance assessments            317        712         667
           Other outside service fees                599      1,041         976
           Other                                     511      1,793       1,627
                                                    ----      -----       -----
                                                $  3,303      5,775       6,456
                                                   =====      =====       =====

     Included within other outside service fees are amounts incurred for outside vendors to perform various banking services for depositors that are in real estate related industries. Their services include data processing, courier, and other deposit related services. Total amounts paid to outside vendors amounted to $297,000, $592,000, and $709,000 in 1995,
        1994, and 1993, respectively. These services were discontinued with the reduction of title company deposits.

(13) Commitments and Contingencies

     Lease Commitments
     Thefuture minimum lease payments for noncancelable  operating  leases,  and the minimum sublease rental receipts for noncancelable subleases, with remaining terms in excess of one year are as follows (dollar amounts in thousands):
                                                 Leases          Subleases
                                                 ------          ---------
        Year ending December 31:
             1996                             $    818             163
             1997                                  715             163
             1998                                  715             163
             1999                                  299              68
             Later years                            -               -
                                                   ---             --
                                              $  2,547             557
                                                 =====             ===

     Net rental expense aggregated $844,000, $760,000 and $789,000 in 1995, 1994, and 1993, respectively.

     Commitments to Extend Credit
     In the ordinary course of business, the Company enters into transactions which involve financial instruments which are not reflected in the consolidated financial statements. These financial instruments consist of undisbursed loan commitments of $9,987,000 and stand-by letters of credit of $510,000 at December 31, 1995. The Company applies the same credit policies in making these "off balance sheet" commitments as it does for "on balance sheet" instruments. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and stand-by letters of credit is equal to the contractual amount of those instruments. The undisbursed loan commitments relate primarily to undisbursed portions of commercial lines of credit.

     The loan commitments are typically contingent upon the borrower meeting certain financial requirements and other covenants, and such commitments typically have fixed expiration dates and require payment of a fee. Since a portion of these commitments are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. The Bank evaluates each potential borrower and the necessary collateral on an individual basis. Collateral varies, but may include real property, bank deposits, debt or equity securities or business assets.

     Stand-by letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk is similar to that involved in extending loan commitments to customers, and the Bank accordingly uses evaluation and collateral requirements similar to those for loan commitments. At December 31, 1995, $500,000 of the standby letters of credit were unsecured.

     Litigation
     The Company and the Bank are at times subject to threatened or filed legal actions with regard to matters arising out of the course of their businesses. It is the opinion of management, after consulting with legal counsel, that the resulting liability, if any, as a result of these legal actions will not materially affect the consolidated financial position of the Company.

(14) Employee Benefit Plans
     The Company has two Stock Option Plans (the "Plans") for full-time salaried officers and employees who have significant responsibility for the successful operation of the Company and the Bank. The Plans provide for the grant of incentive and nonstatutory stock options. The options may be granted to purchase up to a remaining aggregate of 778,649 shares (as adjusted for stock dividends) of the Company's authorized but unissued common stock. The exercise price of all options granted under the Plans may not be less than 100% of the fair market value of the Company's common stock on the date of the grant, and must be paid in full in cash or shares of the Company's common stock at the time the option is exercised. Under the Plans, all options expire no later than ten years after the date of the grant.

     A summary of changes in outstanding options follows:
                                                                    Average
                                                 Number of         price per
                                                  shares             share
                                                  ------             -----

        Balance at December 31, 1992              410,949         $  3.39
        Granted                                   231,534            3.27
        Canceled                                  249,596            3.35
                                                  -------            ----
        Balance at December 31, 1993              392,887            3.35
        Granted                                   217,000            2.65
        Canceled                                   96,162            3.55
                                                  -------            ----
        Balance at December 31, 1994              513,725            3.35
        Granted                                    75,000            1.56
        Canceled                                  329,097            3.40
                                                  -------            ----
        Balance at December 31, 1995              259,628         $  2.29
                                                  =======            ====

     Options covering 85,629 shares, at an average price of $2.98 per share, were exercisable at December 31, 1995.

     The Company has a 401(k) tax deferred savings plan under which eligible employees may elect to defer a portion of their salary as a contribution to the plan. The Company matches the employee contributions at a rate set by the board of directors (currently 50% of the first 6% of deferral of an individual's salary). The matching contribution vests ratably over six years. The Company contributed $51,000, $47,000, and $69,000 in 1995, 1994, and 1993, respectively.

(15) Shareholders' Equity
     The Company commenced a private offering of its common stock in 1991. Under the offering, a total of 328,002 shares valued at $5.00 per share were issued and warrants to purchase a total of 218,668 shares of common stock of the Company at $5.00 per share were issued. Proceeds received under this offering, net of costs incurred, amount to $1,529,000. On
        December 31, 1991, the Company acquired the assets of an escrow accounting company in exchange for 75,000 shares of common stock of the Company and warrants to purchase 50,000 shares of common stock of the Company at $5.00 per share. This asset purchase was valued at $375,000. Warrants issued in connection with these transactions became exercisable on July 2, 1993 and expire on December 31, 1997. Total shares exercisable under these warrants amount to 296,206 at a price of $4.54 per share after adjusting for 1992 and 1993 stock dividends.

(16) Related Party Transactions
     The Company has granted in the ordinary course of business, loans to certain of its directors, executive officers, and to associates of such persons (collectively referred as "related parties"). The aggregate dollar amount of loans to related parties was $1,732,000 and $2,228,000 at December 31, 1995 and 1994, respectively. During 1995, $224,000 of new loans to related parties were advanced and principal repayments totaled $720,000. During 1994, $1,097,000 of new loans to related parties were advanced and principal repayments totaled $616,000. None of the loans outstanding at December 31, 1995 and 1994 were contractually past due as to principal or interest, nor were they classified as nonperforming or potential problem loans.

(17) Regulatory Matters

     Regulatory Agreements
     On April 14, 1993, the Bank entered into a Memorandum of Understanding with
        the  Federal  Deposit   Insurance   Corporation  (the  "FDIC")  and  the
        Superintendent of Banks of the State of California (the "Superintendent") to address various matters arising from an examination of the Bank conducted by the FDIC as of October 5, 1992. This Memorandum of Understanding superseded the previous Memorandum of Understanding with the Bank dated July 16, 1991. As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business October 25, 1993, and the conclusion of the FDIC and the Superintendent that the Bank was not in compliance with the requirements of the Memorandum of Understanding dated April 14, 1993, the Bank entered into a revised Memorandum of Understanding with the FDIC on May 17, 1994 (the "FDIC Memorandum") and the Bank entered into a regulatory agreement with the Superintendent on May 24, 1994, as amended on October 31, 1994 (the "State Agreement"). The FDIC Memorandum and the State Agreement are referred to collectively as the "Agreements." As a result of a joint examination of the Bank conducted by the FDIC and the Superintendent as of the close of business December 18, 1995, both Agreements were terminated.

     As a result of an  examination  of the  Company  conducted  by the  Federal
        Reserve Bank ("Reserve Bank") as of December 31, 1993, the Company entered into a Memorandum of Understanding with the Reserve Bank on September 2, 1994 (the "Reserve Bank Memorandum"). The Reserve Bank Memorandum requires the Company: (i) to submit a policy for receiving dividends from the Bank; (ii) to submit a capital plan to improve and maintain an adequate capital position for the Company and the Bank;
        (iii) to submit a plan to manage the  Company's  and the Bank's  growth;
        (iv) to submit annual budgets for the Company and the Bank; (v) to submit an explanation of certain management and service fees and other payments assessed or paid by the Bank to the Company since January 1, 1993, and adopt a policy addressing inter-corporate management and service fees and other payments and make any reimbursements to the Bank as may be required by the Reserve Bank; (vi) to obtain prior approval to declare or pay any dividends, engage in certain financial transactions, increase borrowings or incur debt, increase director fees, pay executive bonuses or execute renew or modify any employment or service contracts with executive officers, or otherwise acquire any of its shares of common stock; and (vii) to submit quarterly written progress reports and certain financial statements. The Reserve Bank Memorandum also requires the Company's Board of Directors; (i) to review performance on a quarterly basis, and to submit such reviews to the Reserve Bank; (ii) to submit a plan to improve the condition of the Bank and the Company; and
        (iii) to complete a study of employment contracts and executive officer compensation paid during 1993 and 1994. As a result of an examination of the Company conducted by the Reserve Bank as of December 31, 1994, the Reserve Bank Memorandum remains in effect and unchanged. Management believes the Company is in substantial compliance with the terms and conditions of the Reserve Bank Memorandum.

     Capital Guidelines
     The Company and  the  Bank  are  subject  to  various   regulatory  capital
        requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. The regulations require the Company and the Bank to meet specific capital adequacy guidelines that involve quantitative measures of assets, liabilities and certain "off balance sheet" items as calculated under regulatory accounting practices. The Company's and the Bank's capital classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and a minimum leverage ratio of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1995, that the Company meets all capital adequacy requirements to which it is subject.

     The following table shows the Company's and the Bank's capital ratios at December 31, as well as the minimum regulatory capital ratios:

                                                                                                   Minimum
                                                                                                   capital
                               Capital ratios                             1995        1994         ratios
                               --------------                             ----        ----         ------
           Company:
               Total risk-based capital ratio                            18.31%       17.27%        8.00%
               Tier 1 capital to risk-weighted assets                    17.05        16.02         4.00
               Leverage ratio                                            11.75         8.98         4.00
                                                                         =====        =====         ====
           Bank:
               Total risk-based capital ratio                            16.95%       16.28%        8.00%
               Tier 1 capital to risk-weighted assets                    15.69        15.04         4.00
               Leverage ratio                                            10.98         8.42         4.00
                                                                         =====        =====         ====

     Dividend Limitations
     California law restricts the amount of net profits of the Bank available for distribution to the Company in the form of cash dividends to the lesser of retained earnings to the Bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Where this test is met, cash dividends may, with the prior approval of the California Superintendent of Banks, be paid in an amount which does not exceed the greater of (i) the retained earnings of the Bank, (ii) the net income of the Bank As of December 31, 1995, the Bank had no retained earnings. for its current fiscal year. As of December 31, 1995, the Bank had no retained earnings.

(18) Fair Value of Financial Instruments
     The following  disclosure  of  the   estimated   fair  value  of  financial
        instruments is made in accordance with the requirements of SFAS 107, Disclosures About Fair Value of Financial Instruments. The estimated fair value amounts have been determined by using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     The following estimates and assumptions were used on December 31, 1995 to estimate the fair value of each class of financial instruments for which such an estimation was practicable.

        Cash and Cash Equivalents - For cash and equivalents, the carrying amount is a reasonable estimate of fair value.

        Investment Securities - The fair value of investment securities is based on quoted market prices, dealer quotes, and prices obtained from independent pricing services.

        Loans - The fair value of performing  loans is estimated by  discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of nonperforming loans of approximately $2,684,000 and $6,115,000 at December 31, 1995 and 1994, respectively, was based on estimated net realizable value.

        Demand Deposits and Time  Deposits - The fair value of demand  deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits with similar remaining maturities.

        Commitment to Extend Credit and Standby Letters of Credit - The fair value of commitments and letters of credit is estimated using the fees currently charged to enter into similar agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The difference between the carrying value of commitments to fund loans or standby letters of credit and their fair value is not significant and therefore not included in the following table.

          The summaries of these financial instruments and their related fair values at December 31, 1995 and 1994 are as follows (dollar amounts in thousands):


                                                                     1995                      1994
                                                            ----------------------    -----------------------
                                                           Carrying      Estimated    Carrying      Estimated
                                                            amount      fair value     amount      fair value
                                                            ------      ----------     ------      ----------
           Assets:
               Cash and cash equivalents                   $ 32,726        32,726        6,367        6,367
               Investment securities                         20,273        19,944       54,040       49,803
               Loans                                         64,260        63,360       77,189       75,045
                                                             ======        ======       ======       ======

           Liabilities:
               Noninterest-bearing deposits                $ 13,808        13,808       29,206       29,206
               Interest-bearing deposits                     90,075        89,969       87,737       87,768
               Other borrowings                                   -             -       10,548       10,548
                                                             ======        ======       ======       ======

(19)                   Sunrise Bancorp (Parent Company Only)

                        Condensed Statements of Condition
                           December 31, 1995 and 1994
                          (Dollar amounts in thousands)

                                                        1995             1994
                                                        ----             ----

        Cash and interest-bearing deposits                894           1,449
        Investment in bank subsidiary                $ 15,430          16,877
        Premises and equipment, net                        40              65
        Other assets                                      138             208
                                                       ------            ----
                                                     $ 16,502          18,599
                                                       ======          ======

        Other liabilities                                  13             590
        Shareholders' equity                           16,489          18,009
                                                       ------          ------
                                                     $ 16,502          18,599
                                                       ======          ======

                       Condensed Statements of Operations
             For the years ended December 31, 1995, 1994, and 1993
                         (Dollar amounts in thousands)

                                                                       1995         1994         1993
                                                                       ----         ----         ----
           Income:
               Interest                                           $      27           23           48
               Other                                                     49           98           -
                                                                       ----         ----         ----
                                                                         76          121           48
                                                                       ----         ----         ----
           Expenses:
               Salaries and benefits                                     26           65          272
               Net occupancy expense                                    -             31          192
               Other                                                    122           86          692
               Income tax (benefit) provision                             1          (12)        (983)
                                                                       ----         ----        -----
                                                                        149          170          173
                                                                       ----         ----        -----
                    Loss before equity in undistributed
                        income of subsidiary                            (73)         (49)        (125)
           Equity in undistributed loss of subsidiary                (1,447)      (2,993)      (4,043)
           Cumulative effect of a change in accounting
               principle of subsidiary                                   -            -           250
                                                                      -----        -----        -----
                    Net loss                                      $  (1,520)      (3,042)      (3,918)
                                                                      =====        =====        =====

                       Condensed Statements of Cash Flows
             For the years ended December 31, 1995, 1994, and 1993
                         (Dollar amounts in thousands)

                                                                      1995         1994         1993
                                                                      ----         ----         ----
           Operating activities:
               Net loss                                           $  (1,520)      (3,042)      (3,918)
               Adjustments to reconcile net loss to net
                 cash provided by operating activities:
                   Undistributed loss of subsidiaries                 1,447        2,993        3,793
                   Gain on sale of investments                          (17)          -            -
                   Depreciation and amortization                         24           34           34
                   Net change in other assets and
                      liabilities                                      (512)         462       (1,312)
                                                                      -----         ----        -----
                          Net cash (used) provided
                              by operating activities                  (578)         447       (1,403)
                                                                      -----         ----        -----
           Investing activities:
               Proceeds from sale of investments                         23           -            -
               Acquisition of premises and equipment                      -          (11)          (1)
                          Net cash provided (used) by
                              investing activities                       23          (11)          (1)
                                                                      -----        -----        -----
           Financing activities:
               Cash paid in lieu of fractional shares                    -            -            (3)
                                                                      -----        -----        -----
                          Net cash used by financing
                              activities                                 -            -            (3)
                          (Decrease) increase in cash
                              and cash equivalents                     (555)         436       (1,407)
           Cash and cash equivalents at beginning
               of year                                                1,449        1,013        2,420
                                                                     ------        -----        -----
           Cash and cash equivalents at end of year               $     894        1,449        1,013
                                                                     ======        =====        =====


                                    Item 7(b)
                    Unaudited Pro Forma Financial Information

                            First Banks America, Inc.
                Pro Forma Combined Condensed Financial Statements


      The following unaudited pro forma combined condensed statement of income sets forth the operations of First Banks America, Inc. (FBA) combined with Sunrise Bancorp (Sunrise) for the year ended December 31, 1995, as if FBA had completed its purchase of Sunrise's common stock as described in Item 2 on January 1, 1995.

      The unaudited pro forma combined condensed balance sheet gives effect to the acquisition of Sunrise by FBA as if the acquisition had been consummated on December 31, 1995.

         The acquisition of Sunrise by FBA has been accounted for using the purchase method of accounting. The adjustments arising from the application of the purchase method of accounting are described in the Notes to Pro Forma Combined Condensed Financial Statements.

      The unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes and the consolidated financial statements and notes thereto of FBA and Sunrise as of December 31, 1995. The pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had been effective on the dates indicated or which may be obtained in the future.

                            First Banks America, Inc.

          Pro Forma Combined Condensed Statement of Income (unaudited)
                      Nine months ended September 30, 1996


                                                                                        Pro Forma      Pro Forma
         Assets                                              Registrant      Sunrise    Adjustments     Combined
         ------                                              ----------      -------    -----------     --------
Interest Income:
    Interest and fees on loans                               $ 11,653          4,892       44 (D)         16,589
    Investment securities                                       2,344            797       64 (D)          3,205
    Other                                                       1,292          1,033     (156)(C)          2,169
                                                               ------          -----      ----            ------
        Total interest income                                  15,289          6,722      (48)            21,963
                                                               ------          -----      -----           ------


Interest expense:
    Deposits                                                    6,743          2,424                       9,167
    Notes payable and other                                       416              -        901(C)         1,317
                                                                -----         ------        ---           ------

        Total interest income                                   7,159          2,424        901           10,484
                                                                -----          -----        ---           ------
        Net interest income                                     8,130          4,298       (949)          11,479

Provision for possible loan losses                                600            100        ____             700
                                                                -----          -----                      ------
                                                                7,530          4,198       (949)          10,779
                                                                -----          -----       ----           ------

Noninterest income                                              1,303            694                       1,997
Noninterest expenses                                            6,622          4,868       (269)(D)       11,222
                                                                                            107 (D)          107

        Income before provision for income
         taxes                                                  2,211             24      (680)            1,555
Provision (benefit) for income taxes                              855             13      (210) (C)          734
                                                                                            76  (D)
                                                               ------         ------      ----             -----
       Net income (loss)                                      $ 1,356             11      (546)              821
                                                               ======         ======      =====            =====

Weighted average shares of common stock
    outstanding (in thousands)                                  3,969                                      3,969
                                                               ======                                      =====

Earnings per common share                                     $  0.34                                       0.21
                                                               ======                                      =====


         See notes to pro forma combined condensed financial statements

                            First Banks America, Inc.

          Pro Forma Combined Condensed Statement of Income (unaudited)
                      Nine months ended September 30, 1995


                                                                                       Pro Forma        Pro Forma
                           ASSETS                            Registrant    Sunrise     Adjustments      Combined
                           ------                            ----------    -------     -----------      --------

Interest Income:
    Interest and fees on loans                                 $ 13,204      5,547        44 (D)          18,795
    Investment securities                                         3,708      2,140        64 (D)           5,912
    Other                                                           392        156       156)(C)

                                                                 ------      -----       ----             ------
        Total interest income                                    17,304      7,843       (48)             24,707
                                                                 ------      -----       ----             ------

Interest expense:
    Deposits                                                      6,642      2,593                         9,235
    Notes payable and other                                       1,999        118       901 (C)           3,018
                                                                  -----      -----       ---              ------
        Total interest income                                     8,641      2,711       901              12,253
                                                                  -----      -----       ---              ------
        Net interest income                                       8,663      5,132      (949)             12,454

Provision for possible loan losses                                5,525          -                         5,525
                                                                  -----      -----      ----
                                                                  3,138      5,132      (949)              6,929
                                                                  -----      -----      ----               -----

Noninterest income                                                2,358        328                         2,686
Noninterest expenses                                              8,610      5,558      (269)(D)          14,006
                                                                  _____      _____       107 (D)          ______
                                                                                        ----
        Loss before provision for income taxes                   (3,114)       (98)     (680)             (3,892)
Provision (benefit) for income taxes                               (835)         1      (210)(C)            (968)
                                                                                          76 (D)
                                                                 ------      -----      ----              ------
       Net loss                                                 $(2,279)       (99)     (546)             (2,924)
                                                                 ======       ====      ====              ======

Weighted average shares of common stock
   outstanding (in thousands)                                     4,106                                    4,106
                                                                 ======                                   ======

Earnings per common share                                      $ (0.56)                                    (0.71)
                                                                 ======                                   ======


         See notes to pro forma combined condensed financial statements

                            First Banks America, Inc.

             Pro Forma Combined condensed Balance Sheet (unaudited)
                                December 31, 1995
                        (dollars expressed in thousands)

                                                                          Pro Forma       Adjustments     Pro Forma
                                                 Registrant     Surise      Debit            Credit       Combined
                                                 ----------     ------    ---------       -----------     ---------
Cash and cash equivalents                        $  40,922      32,726                      3,562(C)        70,086
                                                                                                                 -
Investment securities                               39,337      20,273                        425(D)        59,185
                                                                                                                 -
Total loans                                        194,533      66,765        472(D)                       261,770
    Unearned discount                              (1,960)           -                                      (1,960)
    Allowance for possible loan loss               (5,228)      (2,505)                                     (7,733)
                                                  -------       ------      -----           -----          -------
        Net loans                                  187,345      64,260        472               -          252,077
                                                   -------      ------      -----           -----          -------

Bank premises and equipment, net                     6,540                    873                            7,413
Intangibles associated with the purchase                                                                        -
     of subsidiary                                                          2,139(D)                         2,139
Accrued interest receivable                            665                                                     665
Deferred income taxes, net                          14,605                                                  14,605
Other real estate owned                              1,013         692                                       1,705
Other assets                                         6,156       2,160                                       8,316
                                                                                                                 -
                                                  --------     -------      -----           -----          -------
        Total assets                              $296,583     120,984      2,611           3,987          416,191
                                                  ========     =======      =====           =====          =======

LIABILITIES

Deposits:
    Non-interest bearing                            49,822      13,808                                       3,630
    Interest bearing                               199,441      90,075                                     289,516
                                                  --------     -------                                    --------
        Total deposits                             249,263     103,883                                     353,146

Notes payable and other borrowings                   6,374                                  14,000(C)       20,374
Deferred income taxes                                1,362                                     217(D)        1,579
Accrued and other liabilities                        4,326         612                         896(D)        5,834
                                                  --------     -------      -----           ------         -------
                                                   261,325     104,495          -           15,113         380,933
                                                  --------     -------      -----           ------         -------

STOCKHOLDERS' EQUITY
Common stock                                           585      18,327                      18,327(C)          585
Capital surplus                                     39,271                                                  39,271
Retained earnings                                   (3,820)     (1,838)                      1,838(C)       (3,820)
Treasury stock                                        (828)                                                   (828)
Net fair value adjustment for securities                                                                         -
     available for sale                                 50                                                      50
                                                  --------      ------     ------           ------         -------
        Total stockholders' equity                  35,258      16,489     18,327            1,838          35,258
                                                  --------     -------     ------           ------         -------
                                                  $296,583     120,984     18,327           16,951         416,191
                                                  ========     =======     ======           ======         =======

         See notes to pro forma combined condensed financial statements

                            First Banks America, Inc.

          Pro Forma Combined Condensed Statement of Income (unaudited)
                          Year ended December 31, 1995
                        (dollars expressed in thousands)

                                                                                       Pro Forma      Pro Forma
                                                        Registrant       Sunrise       Adjustments    Combined
                                                        ----------       -------       -----------    --------
Interest Income:
    Interest and fees on loans                          $   17,462          7,110          59 (D)       24,631
    Investment securities                                    4,473          2,747          85 (D)        7,305
    Other                                                      492            277        (208)(C)          561
                                                          --------         ------        ----           ------
        Total interest income                               22,427         10,134         (64)          32,497
                                                          --------         ------        ----           ------

Interest expense:
    Deposits                                                 8,929          3,503                       12,432
    Notes payable and other                                  2,289            119       1,201 (C)        3,609
                                                          --------         ------       -----           ------
        Total interest income                               11,218          3,622       1,201           16,041
                                                          --------         ------       -----           ------
        Net interest income                                 11,209          6,512      (1,266)          16,455

Provision for possible loan losses                           5,826              -           -            5,826
                                                          --------         ------       ------          ------
         Net interest income after
           provision for loan losses                         5,383          6,512      (1,266)          10,629
                                                          --------          -----      ------           ------
Noninterest income                                            (126)           111                          (15)
Noninterest expenses                                        11,160          8,142        (358)(D)       19,086
                                                                                          143 (D)
        Loss before provision for income
          taxes                                             (5,903)        (1,519)     (1,050)          (8,472)
Provision (benefit) for income taxes                        (2,083)             1        (287)(C)       (2,369)
                                                                                              (D)
       Net loss                                          $ (3,820)           (1,520)     (763)          (6,103)
                                                          -------            ------    ---------        ------

Weighted average shares of common stock
   outstanding (in thousands)                                4,052                                       4,052
                                                          ========                                       =====

Earnings per common share                                $  (0.94)                                       (1.51)
                                                          =======                                        =====




         See notes to pro forma combined condensed financial statements

                            First Banks America, Inc.

                      Notes to Pro Forma Combined Condensed
                        Financial Statements (Unaudited)

Note A

     The unaudited pro forma combined condensed financial statements have been prepared based on the historical financial statements of FBA and Sunrise and reflect the completion of FBA's acquisition of Sunrise, as described in Item 2 and Note C to the unaudited pro forma combined condensed financial statements. Accordingly, FBA has included the consolidated financial information of Sunrise in the unaudited combined condensed financial statements. The acquisition of Sunrise by FBA has been accounted for by applying the purchase method of accounting.


Note B
     Intercompany balances between FBA and Sunrise are not material and have not been eliminated.


Note C
     Under the terms of the Agreement, the shareholders of Sunrise received $4.00 per share in cash for their stock, an aggregate of approximately $18.1 million.

     During 1995, the average federal funds and prime rates were approximately 5.85% and 8.83%, respectively. The federal funds and LIBOR rates are used in the unaudited combined condensed pro forma statement of income to calculate the amount of interest foregone or paid, respectively, as a result of using available cash and borrowings to fund the acquisitions. The borrowings carry an interest rate equal to one-quarter percent less than the "Prime Rate" as reported by the Wall Street Journal.


Note D

     Application of the purchase method of accounting gives rise to purchase adjustments to reflect the fair value of assets acquired and liabilities assumed. The following summarizes the purchase accounting adjustments for Sunrise and the resulting excess cost as included in the pro forma combined condensed balance sheet:

                                                            (in thousands)

    Fair value adjustment for leased premises                 $  (896)
    Loans receivable                                              472
    Investment securities                                        (425)
    Deferred income taxes                                        (217)
    Excess cost                                                 2,139

         The purchase accounting adjustments are amortized (accreted) to income over the estimated life of the related asset or liability using the interest and straight line methods, as appropriate for the nature of the asset or liability.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


   Dated: November 18, 1996


                                           FIRST BANKS AMERICA, INC.



                                           By:/s/Allen H. Blake
                                           --------------------
                                                 Allen H. Blake
                                                 Chief Financial Officer and
                                                 Secretary

                                   EXHIBIT 2


                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER





                                  by and among





                                SUNRISE BANCORP,
                            a California corporation,



                           FIRST BANKS AMERICA, INC.,
                             a Delaware corporation

                                       and


                            SUNLIGHT HOLDINGS, INC.,
                              a Nevada corporation






                                 August 15, 1996

                                TABLE OF CONTENTS

ARTICLE ONE-TERMS OF THE MERGER & CLOSING

   Section 1.01.  The Merger-----------------------------------------------    1
   Section 1.02.  Effect of the Merger-------------------------------------    1
   Section 1.03.  Conversion of Shares-------------------------------------    1
   Section 1.04.  The Closing----------------------------------------------    2
   Section 1.05.  Closing Date---------------------------------------------    2
   Section 1.06.  Actions At Closing---------------------------------------    2
   Section 1.07.  Exchange Procedures; Surrender of Certificates-----------    3

ARTICLE TWO - REPRESENTATIONS OF BANCORP

   Section 2.01.  Organization and Capital Stock---------------------------    4
   Section 2.02.  Authorization; No Defaults-------------------------------    5
   Section 2.03.  Subsidiaries---------------------------------------------    5
   Section 2.04.  Financial Information------------------------------------    6
   Section 2.05.  Absence of Changes---------------------------------------    6
   Section 2.06.  Regulatory Enforcement Matters---------------------------    7
   Section 2.07.  Tax Matters----------------------------------------------    7
   Section 2.08.  Litigation-----------------------------------------------    7
   Section 2.09.  Properties, Contracts, Employee Benefit Plans
                  and Other Agreements-------------------------------------    7
   Section 2.10.  Reports--------------------------------------------------    8
   Section 2.11.  Investment Portfolio-------------------------------------    9
   Section 2.12.  Loan Portfolio-------------------------------------------    9
   Section 2.13.  Employee Matters and ERISA-------------------------------    9
   Section 2.14.  Title to Properties; Insurance---------------------------   11
   Section 2.15.  Environmental Matters------------------------------------   11
   Section 2.16.  Compliance with Law--------------------------------------   12
   Section 2.17.  Brokerage------------------------------------------------   12
   Section 2.18.  No Undisclosed Liabilities-------------------------------   12
   Section 2.19.  Statements True and Correct------------------------------   12
   Section 2.20.  Commitments and Contracts--------------------------------   13
   Section 2.21.  Material Interest of Certain Persons---------------------   13
   Section 2.22.  Conduct to Date------------------------------------------   14
   Section 2.23.  Irrevocable Proxies--------------------------------------   14
   Section 2.24.  Disclosures in Disclosure Schedule-----------------------   14

ARTICLE THREE - REPRESENTATIONS OF FBA

   Section 3.01.  Organization----------------------------------------------  15
   Section 3.02.  Authorization---------------------------------------------  15
   Section 3.03.  Absence of Changes----------------------------------------  15
   Section 3.04.  Litigation------------------------------------------------  15
   Section 3.05.  Statements True and Correct-------------------------------  15
   Section 3.06.  Availability of Cash Consideration------------------------  16

ARTICLE FOUR - AGREEMENTS OF BANCORP

   Section 4.01.  Business in Ordinary Course-------------------------------  16
   Section 4.02.  Breaches--------------------------------------------------  19
   Section 4.03.  Submission to Shareholders--------------------------------  19
   Section 4.04.  Consummation of Agreement---------------------------------  19
   Section 4.05.  Environmental Reports-------------------------------------  19
   Section 4.06.  Access to Information-------------------------------------  20
   Section 4.07.  Consents to Contracts and Leases--------------------------  20
   Section 4.08.  Subsequent Financial Statements---------------------------  21
   Section 4.09.  Reserve and Provisions for Loan Losses--------------------  21

ARTICLE FIVE - AGREEMENTS OF FBA

   Section 5.01.  Regulatory Approvals--------------------------------------  21
   Section 5.02.  Breaches--------------------------------------------------  21
   Section 5.03.  Consummation of Agreement---------------------------------  21
   Section 5.04.  Indemnification and Insurance-----------------------------  22
   Section 5.05.  Employee Benefits-----------------------------------------  22
   Section 5.06.  Payment for Stock Options and Warrants--------------------  23
   Section 5.07.  Access to Information-------------------------------------  23
   Section 5.08.  Proxy Statement-------------------------------------------  23

ARTICLE SIX - CONDITIONS PRECEDENT TO MERGER

   Section 6.01.  Conditions to Obligations of FBA and Holdings-------------  24
   Section 6.02.  Conditions to Bancorp's Obligations-----------------------  25

ARTICLE SEVEN - TERMINATION OR ABANDONMENT

   Section 7.01.  Mutual Agreement------------------------------------------  26
   Section 7.02.  Breach of Agreements--------------------------------------  26
   Section 7.03.  Failure of Conditions-------------------------------------  26
   Section 7.04.  Approval Denial-------------------------------------------  26
   Section 7.05.  Environmental Reports-------------------------------------  26
   Section 7.06.  Regulatory Enforcement Matters----------------------------  26
   Section 7.07.  Automatic Termination-------------------------------------  27

ARTICLE EIGHT - LIABILITY ON TERMINATION

   Section 8.01.  Liquidated Damages----------------------------------------  27
   Section 8.02.  Liability on Termination----------------------------------  28

ARTICLE NINE - GENERAL

   Section 9.01.  Confidential Information----------------------------------  28
   Section 9.02.  Publicity-------------------------------------------------  28
   Section 9.03.  Return of Documents---------------------------------------  28
   Section 9.04.  Notices---------------------------------------------------  28
   Section 9.05.  Nonsurvival of Representations, Warranties and Agreements-  29
   Section 9.06.  Costs and Expenses----------------------------------------  30
   Section 9.07.  Entire Agreement------------------------------------------  30
   Section 9.08.  Headings and Captions-------------------------------------  30
   Section 9.09.  Waiver, Amendment or Modification-------------------------  30
   Section 9.10.  Rules of Construction-------------------------------------  30
   Section 9.11.  Counterparts----------------------------------------------  30
   Section 9.12.  Successors and Assigns------------------------------------  30
   Section 9.13.  Governing Law; Assignment---------------------------------  30

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


          This is an AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") made August 15, 1996, by and among SUNRISE BANCORP, a California corporation ("Bancorp"), FIRST BANKS AMERICA, INC., a Delaware corporation ("FBA") and SUNLIGHT HOLDINGS, INC., a Nevada corporation ("Holdings").

          On June 24, 1996, Bancorp and FBA entered into an Agreement and Plan of Merger (the "Original Agreement") providing for the acquisition of Bancorp by FBA pursuant to a merger between Bancorp and a subsidiary of FBA, subject to the terms and conditions set forth therein. The Original Agreement provided, inter alia, that FBA had the option of designating a corporate affiliate other than a subsidiary of FBA to be the corporation with which Bancorp would merge. FBA has organized a subsidiary, Holdings, for the purpose of merging with Bancorp, and Bancorp, FBA and Holdings desire to amend and restate the Original Agreement in order to provide specifically for Holdings's role in the Merger (as defined herein). It is therefore agreed that the Original Agreement is amended and restated to read as set forth in this Agreement; provided, however, that the parties agree and acknowledge that the provisions of Articles Two and Three hereof are identical to the corresponding articles of the Original Agreement and that the representations and warranties set forth in such Articles are made as of June 24, 1996.

          In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:


                                   ARTICLE ONE

                          TERMS OF THE MERGER & CLOSING

          Section 1.01. The Merger. Pursuant to the terms and provisions of this Agreement and the applicable corporation laws governing the merger of Bancorp with Holdings ("Corporate Laws"), Bancorp shall merge with Holdings in a transaction in which Holdings will be the surviving corporation (the "Merger").

          Section 1.02. Effect of the Merger. The Merger shall have all of the effects provided by the Corporate Laws and this Agreement, and the separate corporate existence of Bancorp shall cease on consummation of the Merger and be combined in Holdings.

         Section 1.03. Conversion of Shares.
          (a) At the Effective Time (as defined in Section 1.05 below), each share of common stock, no par value, of Bancorp ("Bancorp Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash from FBA in the amount of Four Dollars (the "Merger Consideration").

          (b) At the Effective Time, all of the shares of Bancorp Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Bancorp Common (the "Certificate") shall cease to have any rights with respect to such shares, except the right of the holder to receive, without interest, the Merger Consideration upon the surrender of the Certificate in accordance with Section 1.07(b) hereof.

          (c) At the Effective Time, each share of Bancorp Common, if any, held in the treasury of Bancorp or by any direct or indirect subsidiary of Bancorp (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

          (d) If holders of Bancorp Common are entitled to dissent from the Agreement and Merger and demand payment of the fair market value of their shares under applicable Corporate Law, issued and outstanding shares of Bancorp held by a dissenting holder shall not be converted as described in this Section 1.03, but from and after the Effective Time shall represent only the right to receive such consideration as may be determined to be due pursuant to applicable Corporate Law; provided, however, that each share of Bancorp Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal shall have only such rights as are provided under applicable Corporate Law.

          Section 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the location mutually agreeable to the parties hereto at 10:00 A.M. local time on the Closing Date described in Section 1.05 of this Agreement.

          Section 1.05. Closing Date. At FBA's election, the Closing shall take place on either (i) one of the last five (5) business days of the month, or (ii) the first business day of the month following the month, in each case, during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party or on such other date as Bancorp and FBA may agree (the "Closing Date"). The Merger shall take effect upon the filing of articles of merger with the Secretary of State of the State of Nevada (the "Effective Time"). The parties shall use their best efforts to cause such filing to occur on the Closing Date.

          Section 1.06. Actions At Closing.

         (a) At the Closing, Bancorp shall deliver to FBA:

                  (i) a certified copy of the Articles of Incorporation and Bylaws of Bancorp and each of its subsidiaries;

                  (ii) a Certificate signed by an appropriate officer of Bancorp stating that (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Sections 6.01(b) and 6.01(g) have been satisfied or waived as provided therein;

                  (iii) certified copies of the resolutions of Bancorp's Board of Directors and shareholders, establishing the requisite approvals under applicable Corporate Law of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

                  (iv) A Certificate of the Secretary of State of the State of California, dated a recent date, stating that Bancorp is in good standing; and

                  (v) a legal opinion from counsel for Bancorp as to the matters set forth on Exhibit 1.06(a) hereto, in form reasonably satisfactory to FBA's counsel.

         (b)       At the Closing, FBA shall deliver to Bancorp:

                  (i) a Certificate signed by an appropriate officer of FBA stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in Section 6.02(d) (but only with respect to approvals other than by the Bancorp's shareholders) have been satisfied;

                  (ii) certified copies of the resolutions of FBA's Board of Directors and of the Board of Directors (and, if legally required, the shareholder) of Holdings establishing the requisite approvals under applicable Corporate Law of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; and

                  (iii) a legal opinion from counsel for FBA as to the matters set forth on Exhibit 1.06(b), in form reasonably satisfactory to Bancorp's counsel.

         Section 1.07.  Exchange Procedures; Surrender of Certificates.

         (a) Boatmen's Trust Company, St Louis, Missouri, shall act as Exchange Agent in the Merger (the "Exchange Agent"). All fees and expenses of the Exchange Agent shall be borne by FBA.

         (b) The agreement between FBA and the Exchange Agent (the "Exchange Agreement") shall require that, as soon as reasonably practicable and in any event within ten (10) days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Exchange Agent may reasonably specify) (each such letter, the "Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Letter of Transmittal duly executed and any other required documents, the holder of a Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration, and the Exchange Agreement shall require that the Exchange Agent transmit the Merger Consideration to each holder not later than five (5) business days after the receipt of a Certificate and any other documents required by the Exchange Agent. Such Merger Consideration shall be transmitted by wire at the request of any shareholder of Bancorp if such consideration exceeds $25,000. No interest on the Merger Consideration shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be paid to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of payment of the Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

         (c) At any time following six months after the Effective Time, FBA shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to FBA (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of Certificates.


                                   ARTICLE TWO

                           REPRESENTATIONS OF BANCORP

         Bancorp  hereby makes the following  representations  and warranties to
         FBA:

         Section 2.01.  Organization and Capital Stock.

         (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) As of the date hereof, the authorized capital stock of Bancorp consists of 20,000,000 shares of Preferred Stock, no par value, none of which is issued and outstanding, and 20,000,000 shares of Bancorp Common, of which 4,263,298 shares are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of Bancorp Common has been issued in violation of any preemptive rights of the current or past shareholders of Bancorp. Bancorp has granted and outstanding (i) stock options representing the right to acquire an aggregate of 269,629 shares of Bancorp Common for the aggregate exercise price of $624,789 (the "Bancorp Stock Options") and (ii) warrants representing the right to acquire an aggregate of 296,209 shares of Bancorp Common for the aggregate price of $1,341,827 (the"Bancorp Warrants"). Except as disclosed in Section 2.01(b) of that certain document delivered by
Bancorp to FBA and executed by both Bancorp and FBA concurrently with the execution and delivery of this Agreement (the "Disclosure Schedule"), each Certificate representing shares of Bancorp Common issued by Bancorp in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by Bancorp only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify Bancorp against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

         (c) Except as disclosed in Section 2.01(b), there are no shares of capital stock or other equity securities of Bancorp issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp or contracts, commitments, understandings or arrangements by which Bancorp is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

         Section 2.02. Authorization; No Defaults. Bancorp's Board of Directors has by all requisite action approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Bancorp of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of Bancorp or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Bancorp or any of its subsidiaries is bound or subject would prohibit or inhibit Bancorp from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained, nor will the execution, delivery and performance of this Agreement by Bancorp result in the loss of any material benefit under any of the foregoing documents, laws or regulations. This Agreement has been duly and validly executed and delivered by Bancorp and constitutes a legal, valid and binding obligation of Bancorp, enforceable against Bancorp in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting California corporations or bank holding companies generally or by general principles of equity. Bancorp and its subsidiaries are neither in default under nor in violation of any provision of their respective articles of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to Bancorp and its subsidiaries taken as a whole.

         Section 2.03. Subsidiaries. Each of Bancorp's direct and indirect subsidiaries (hereinafter referred to collectively as the "Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 2.03 of the Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each Subsidiary is set forth in Section 2.03 of the Disclosure Schedule, and all of such shares (except as may be otherwise there specified) are owned by Bancorp or a Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, except as may be disclosed in Section 2.03 of the Disclosure Schedule. There are no options, warrants or rights outstanding to acquire any capital stock of any Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any Subsidiary, nor does any Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as may be disclosed in Section 2.03 of the Disclosure Schedule, neither Bancorp nor any Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

         Section 2.04. Financial Information. The audited consolidated balance sheets of Bancorp and the Subsidiaries as of December 31, 1995 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1995, together with the notes thereto, included in Bancorp's Annual Report on Form 10-K for the year ended December 31, 1995, as currently on file with the Securities and Exchange Commission (the "S.E.C."); the unaudited consolidated balance sheets of Bancorp and the Subsidiaries as of March 31, 1996 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three months ended March 31, 1996, together with the notes thereto, included in Bancorp's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 as currently on file with the S.E.C.; and the year-end and quarter-end Reports of Condition and Reports of Income of Bancorp's bank subsidiary, Sunrise Bank of California, a bank chartered by the State of California ("Sunrise Bank") the deposits of which are insured by the Federal Deposit Insurance Corporation (the "F.D.I.C.") for 1995 and for the three month period ending March 31, 1996, respectively, as filed with the State Banking Department of the State of California (the "State Banking Department") (such financial statements and notes collectively referred to herein as the "Bancorp Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein and except for regulatory reporting differences required by Sunrise Bank's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its respective consolidated subsidiaries as of the dates and for the periods indicated.

         Section 2.05. Absence of Changes. Except as reflected in Section 2.05 of the Disclosure Schedule, since March 31, 1996 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of Bancorp and the Subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the Bancorp Financial Statements not misleading. Since September 30, 1995, the date of the most recent examination of Sunrise Bank by the State Banking Department and/or the FDIC, there has been no material adverse change in the financial condition, the results of operations or the business of Sunrise Bank except for any such changes as may be disclosed in Sunrise Bank's Reports of Condition and Income filed with the F.D.I.C. since such date.

         Section 2.06.  Regulatory  Enforcement Matters.  Except as reflected in
Section 2.06 of the Disclosure Schedule, neither Bancorp nor any of the Subsidiaries is subject to, or has received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to Bancorp or any of the Subsidiaries.

         Section 2.07. Tax Matters. Except as reflected in Section 2.07 of the Disclosure Schedule, Bancorp and the Subsidiaries have filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the Bancorp Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.


         Section 2.08. Litigation. Except as may be disclosed in Section 2.08 of the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of Bancorp, threatened, against Bancorp or any of the Subsidiaries, or of which the property of Bancorp or any of the Subsidiaries is or would be subject.

         Section 2.09. Properties, Contracts, Employee Benefit Plans and Other Agreements. Section 2.09 of the Disclosure Schedule lists or describes the following:

         (a) All real property owned by Bancorp or the Subsidiaries and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which Bancorp or any of the Subsidiaries is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

         (b) All loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by Bancorp or the Subsidiaries, exclusive of deposit agreements with customers of Sunrise Bank entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

         (c) All agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of Bancorp or the Subsidiaries not referred to elsewhere in this Section 2.09 which:

                  (i) involve payment by Bancorp or the Subsidiaries (other than loans, loan commitments or letters of credit) of more than $75,000;

                  (ii) involve payments based on profits of Bancorp or the Subsidiaries;

                  (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

                  (iv)     were not made in the ordinary course of business; or

                  (v) materially affect the business or financial condition of Bancorp or the Subsidiaries.

         (d) All contracts, agreements, plans and arrangements by which any profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase, collective bargaining agreements, contracts or arrangements under which pensions, deferred compensation or other retirement benefits is being paid, or plans or arrangements established or maintained, sponsored or undertaken by Bancorp or any Subsidiary for the benefit of officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty corporation under ERISA (as defined below), any current financial or actuarial reports and any currently effective IRS private ruling or determination letters obtained by or for the benefit of Bancorp or any Subsidiary;

         (e) All leases or licenses with respect to personal property, whether as lessee or licensee, with annual rental or other payments due thereunder in excess of $5,000;

         (f) All agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by Bancorp or such Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination; and

         (g) The name and annual salary as of January, 1, 1996 of each director or employee of Bancorp or any Subsidiaries with a salary in excess of $80,000.

         Copies of each  document,  plan or  contract  listed and  described  in
Section 2.09 of the Disclosure Schedule are appended to such Schedule and constitute a part of the Disclosure Schedule.

         Section 2.10. Reports. Except as may be disclosed in Section 2.10 of the Disclosure Schedule, Bancorp and each Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C.; (ii) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"); (iii) the F.D.I.C.; (iv) any state securities or banking authorities; and (v) any other governmental authority with jurisdiction over Bancorp or any Subsidiary. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Bancorp and the Subsidiaries, as reflected in the latest consolidated balance sheet of Bancorp included in the Bancorp Financial Statements, are carried in accordance with generally accepted accounting principles.

         Section  2.12.  Loan  Portfolio.  Except as may be disclosed in Section
2.12 of the Disclosure Schedule, (i) all loans and discounts shown on the Bancorp Financial Statements at March 31, 1996 or which were or will be entered into after March 31, 1996 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Bancorp and the Subsidiaries, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable (except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity), valid, true and genuine and what they purport to be; and (iii) Bancorp and the Subsidiaries have complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. All loans and loan commitments extended by Sunrise Bank and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices of Sunrise Bank. The reserve for possible loan and lease losses shown on the Report of Condition and Income of Sunrise Bank as of

March 31, 1996 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding
(including, without limitation, accrued interest receivable) as of March 31, 1996.

         Section 2.13.  Employee Matters and ERISA.

         (a) Except as may be disclosed in Section 2.13 (a) of the Disclosure Schedule, neither Bancorp nor any Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of Bancorp or any Subsidiary, and to the knowledge of Bancorp there is no present effort nor existing proposal to attempt to unionize any group of employees of Bancorp or any Subsidiary.

         (b) Except may be disclosed in Section 2.13 (b) of the Disclosure Schedule, (i) Bancorp and the Subsidiaries are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any laws respecting employment discrimination and occupational safety and health requirements, and neither Bancorp nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is no material unfair labor practice complaint against Bancorp or any Subsidiary pending or, to the knowledge of Bancorp, threatened before the National Labor Relations Board;
(iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Bancorp, threatened against or directly affecting Bancorp or any Subsidiary; and (iv) neither Bancorp nor any Subsidiary has experienced any material work stoppage or other material labor difficulty during the past five years.


         (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Subsidiary maintains, contributes to or participates in or has any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of Bancorp or any Subsidiary (collectively, the "Employee Plans"). To the knowledge of Bancorp, no present or former employee of Bancorp or any Subsidiary has been charged with breaching nor has breached a fiduciary duty under any Employee Plan. Neither Bancorp nor any Subsidiary participates in, nor has it in the past five years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be separately disclosed in Section 2.13(c) of the Disclosure Schedule, neither Bancorp nor any Subsidiary maintains, contributes to, or participates in any plan that provides health, major medical, disability or life insurance benefits to former employees of Bancorp or any Subsidiary.

         (d) All liabilities of the Employee Plans have been funded on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and no Employee Plan, at the end of any plan year, or at March 31, 1996, had an accumulated funding deficiency. No actuarial assumptions have been changed since the last written report of actuaries on the Employee Plans. All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course. Except as may be noted on the Bancorp Financial Statements, Bancorp and the Subsidiaries have no contingent or actual liabilities under Title IV of ERISA. No accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")) has been incurred with respect to any Employee Plan, whether or not waived. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plan as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, threatened or imminent with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which Bancorp or any Subsidiary would be liable, except as is reflected in the Bancorp Financial Statements. After December 31, 1993, Bancorp and the Subsidiaries have no liability for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under
Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA.

         Section  2.14.  Title  to  Properties;  Insurance.  Except  as  may  be
disclosed in Section 2.14 of the Disclosure Schedule: (i) Bancorp and the Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Bancorp Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of Bancorp or any Subsidiary, rights of redemption under applicable law) to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by Bancorp and the Subsidiaries in their businesses are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of Bancorp, threatened with respect to any of such properties; (iv) Bancorp and the Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by Bancorp or any Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by Bancorp and the Subsidiaries are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

         Section 2.15. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Bancorp or any Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither the conduct nor operation of Bancorp or any Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of Bancorp and the Subsidiaries taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of Bancorp and the Subsidiaries taken as a whole of any Environmental Law or obligate (or potentially obligate) Bancorp or any Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to Bancorp and the Subsidiaries taken as a whole. Except as may be disclosed in Section 2.15 of the Disclosure Schedule, neither Bancorp nor any Subsidiary has received notice from any person or entity that Bancorp or any Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that Bancorp or any Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

         Section 2.16. Compliance with Law. Bancorp and the Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

         Section 2.17. Brokerage. Except for fees payable by Bancorp to Smith & Crowley, Inc., there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Bancorp or any Subsidiary.

         Section 2.18. No Undisclosed Liabilities. Bancorp and the Subsidiaries do not have any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Bancorp or any Subsidiary giving rise to any such liability), except (i) for liabilities set forth in the Bancorp Financial Statements, and (ii) for liabilities of the same type incurred in the ordinary course of business of Bancorp and the Subsidiaries since March 31, 1996, and (iii) as may be disclosed in Section 2.18 of the Disclosure Schedule.

         Section 2.19. Statements True and Correct. None of the information supplied or to be supplied by Bancorp for inclusion in any document to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of Bancorp's proxy statement, when first mailed to the shareholders of Bancorp and at the time of the Shareholders' Meeting (as defined in Section 4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact required to be stated, in the light of the circumstances under which a statement is made, in order to correct such statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Bancorp is responsible for filing with the S.E.C. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


         Section 2.20.  Commitments and Contracts.

         (a) Except as set forth in Section 2.20 of the Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to FBA for inspection), neither Bancorp nor any of the Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment not made in the ordinary course of business;

         (ii) any agreement, indenture or other instrument not reflected in the Bancorp Financial Statements relating to the borrowing of money by Bancorp or any of the Subsidiaries or the guarantee by Bancorp or any of the Subsidiaries of any obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Bancorp or any of the Subsidiaries, such as deposits, Fed Funds borrowings and repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $10,000;

         (iii) any contract containing covenants which limit the ability of Bancorp to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, Bancorp or any of the Subsidiaries may carry on its business (other than as may be required by law or any applicable regulatory authority); or

         (iv) any lease with annual rental payments aggregating $25,000 or more.

         Section 2.21. Material Interest of Certain Persons. Except as set forth in Section 2.21 of the Disclosure Schedule:

         (a) No officer or director of Bancorp or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended

(the "Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in or pertaining to the business of Bancorp and any Subsidiary.

         (b) All outstanding loans from Sunrise Bank to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Sunrise Bank's Board of Directors ("Insider Loans") were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 2.22. Conduct to Date. Except as set forth in Section 2.22 of the Disclosure Schedule, from and after March 31, 1996 through the date of this Agreement, neither Bancorp nor any Subsidiary has (i) failed to conduct its business in the ordinary and usual course consistent with past practices; (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of Bancorp or any Subsidiary; (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock; (v) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans, or
(D) agreed to do any of the foregoing; (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice; (xi) entered into any material transaction, contract or commitment outside the ordinary course of its business or (xii) made or guaranteed any loan to any of the Employee Plans.

         Section 2.23. Irrevocable Proxies. Bancorp has delivered to FBA concurrently with the execution of this Agreement the valid and binding irrevocable proxies of all of its directors (the "Proxies"), in the form of
Exhibit 2.23.

         Section 2.24. Disclosures in Disclosure Schedule. Any information which is set forth or specifically referred to in a section of the Disclosure Schedule shall be deemed to be disclosed to FBA for the purpose of the representations and warranties of Bancorp set forth in the section of this Agreement to which such section of the Disclosure Schedule relates.


                                  ARTICLE THREE

                             REPRESENTATIONS OF FBA

         FBA  hereby  makes the  following  representations  and  warranties  to
Bancorp:

         Section 3.01. Organization. FBA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted.

         Section 3.02. Authorization. The execution and delivery of this Agreement and the consummation of the Merger have been duly authorized by all necessary action on the part of FBA. Nothing in the Certificate of Incorporation or Bylaws of FBA or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FBA or any of its subsidiaries is bound or subject would prohibit or inhibit FBA from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained, nor will the execution, delivery and performance of this Agreement by FBA result in the loss of any material benefit under any of the foregoing documents, laws or regulations. This Agreement has been duly and validly executed and delivered by FBA and constitutes a legal, valid and binding obligation of FBA, enforceable against FBA in accordance with its terms except as may be limited by bankruptcy, insolvency or similar laws or by general principles of equity, and no other corporate acts or proceedings are required to be taken by FBA to authorize the execution, delivery and performance of this Agreement. Except for the requisite approval of the Federal Reserve Board and the State Banking Department, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by FBA. To the best of FBA's knowledge, the regulatory approvals required for the consummation of the Merger by FBA will be received prior to the Effective Time. The approval of the Merger by the stockholders of FBA is not legally required in order to permit FBA to execute and deliver this Agreement or to consummate the Merger.

         Section 3.03. Absence of Changes. Since March 31, 1996 there has not been any material adverse change in the financial condition or the business of FBA that would prevent FBA from consummating this Agreement and the Merger.

         Section 3.04. Litigation. There is no litigation, claim or other proceeding pending, or, to the knowledge of FBA threatened, against FBA or any of its subsidiaries which would prohibit FBA from consummating the Merger.

         Section 3.05. Statements True and Correct. None of the information supplied or to be supplied by FBA for inclusion in any documents to be filed with the S.E.C. or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of Bancorp's proxy statement, when first mailed to the shareholders of Bancorp and at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or omit to state any material fact required to be stated, in the light of the circumstances under which a statement is made, in order to correct such statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that FBA is responsible for filing with any regulatory authority in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 3.06. Availability of Cash Consideration. FBA has available cash or cash equivalents in amounts necessary to fund its obligations under
Section 1.03(a) hereof. First Banks, Inc., a Missouri corporation which owns 2,500,000 shares of Class B Common Stock of FBA, has provided to Bancorp a written guarantee (the "Guarantee") in the form of Exhibit 3.06.


                                  ARTICLE FOUR

                              AGREEMENTS OF BANCORP

         Section 4.01.  Business in Ordinary Course.

         (a) Bancorp shall, and shall cause each Subsidiary to, continue to carry on after the date hereof its respective business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Bancorp and each Subsidiary will not:

         (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property; or

         (ii) issue any common stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase common stock or any other capital stock or any securities convertible into or exchangeable for any capital stock (except for the issuance of common stock pursuant to the valid exercise of Bancorp Stock Options and Bancorp Warrants described in Section 2.01(b) hereof); or

         (iii) directly or indirectly redeem, purchase or otherwise acquire any common stock or any other capital stock of Bancorp or any Subsidiary; or

         (iv)   effect a reclassification,  recapitalization,  splitup, exchange
         of shares,  readjustment or other similar change in   or to any capital
         stock, or otherwise reorganize or recapitalize; or

         (v) change its articles of incorporation or bylaws nor, subject to the fiduciary duties of the directors of Bancorp under the California Corporations Code, enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

         (b) Bancorp and each Subsidiary will not, without the prior written consent of FBA (which shall not be unreasonably withheld):

         (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; provided, however, that FBA has given its approval for Bancorp to adopt a compensation program to encourage officers and employees designated by Bancorp to continue their employment through the date which is sixty
         (60) days after the Effective Time, provided that Bancorp will consult with FBA regarding the structure of such program and the aggregate cost thereof does not exceed $150,000; or

         (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

         (iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $200,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $400,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of FBA; or

         (iv) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; or

         (v) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

         (vi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

         (vii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to Bancorp or any Subsidiary or any claims which Bancorp or any Subsidiary may possess, or waive any material rights of substantial value; or

         (viii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to Bancorp and the Subsidiaries; or

         (ix) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither Bancorp nor a Subsidiary shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

         (x) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on the business, financial condition or earnings of Bancorp and the Subsidiaries, taken as a whole; or

         (xi) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of Bancorp or a Subsidiary; or

         (xii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of $25,000; or

         (xiii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

         Bancorp and FBA shall promptly devise a procedure to assure that, if Bancorp makes a request for FBA's written consent to take one or more of such actions, the request will be promptly reviewed and a response promptly given by FBA.

         (c) Bancorp and the Subsidiaries shall not, without the prior written consent of FBA, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Bancorp contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

         (d) Bancorp shall promptly notify FBA of the occurrence of any matter or event known to and directly involving Bancorp that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of Bancorp and the Subsidiaries taken as a whole.

         (e) Subject to the fiduciary duties of the directors of Bancorp under the California Corporations Code, Bancorp shall not solicit or encourage, or hold discussions or negotiations with or provide information to, any person or entity in connection with any proposal for the acquisition of all or any substantial portion of the business, assets, shares of Bancorp Common or other securities or assets of Bancorp or any Subsidiary. Bancorp shall promptly advise FBA of its receipt of any such proposal or inquiry concerning any possible such proposal and the substance of such proposal or inquiry.

         Section 4.02. Breaches. Bancorp shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use its best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to Shareholders. Bancorp shall cause to be duly called and held, as soon as practicable, a meeting of its shareholders (such meeting together with any adjournments thereof referred to as the "Shareholders' Meeting") for submission of this Agreement and the Merger for approval of such shareholders as required by applicable Corporate Law.

         In connection with the Shareholders' Meeting, Bancorp shall prepare and file with the S.E.C., no more than sixty (60) days after the date of this Agreement, at its sole cost and expense, a Proxy Statement (the "Proxy Statement"), and Bancorp shall thereafter take all actions reasonably required in order to permit the Proxy Statement to be mailed to the shareholders of Bancorp. The Board of Directors of Bancorp shall unanimously recommend to its shareholders the approval of the Agreement and the Merger, mail the Proxy Statement to its shareholders, and use its best efforts to obtain such shareholder approval; provided, however, that the Board of Directors of Bancorp shall not be obligated to make such recommendation or use its best efforts to obtain shareholder approval if, having consulted and considered the advice of outside legal counsel, the Board has reasonably determined in good faith that the making of such recommendation would constitute a breach of the fiduciary duties of the members of the Board of Directors under applicable law.

         Section 4.04. Consummation of Agreement. Bancorp shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. Bancorp shall furnish to FBA in a timely manner all information, data and documents in the possession of Bancorp requested by FBA as may be required to obtain any necessary regulatory or other approvals of the Merger and shall otherwise cooperate fully with FBA to carry out the purpose and intent of this Agreement.

         Section 4.05. Environmental Reports. Bancorp shall provide to FBA, as soon as reasonably practical, but not later than sixty (60) days after the date hereof, a report of a phase one environmental investigation on all real property owned, leased or operated by Bancorp or any Subsidiary as of the date hereof (other than the loan production office of Sunrise Bank located at 220 Sansome Street, San Francisco, California, single-family non-agricultural residential property of one acre or less with respect to which Bancorp has not received any notice of the type referred to in Section 2.15 hereof, and space in retail and similar establishments leased by Bancorp for automatic teller machines) and within ten days after the acquisition or lease of any real property acquired or leased by Bancorp or any Subsidiary after the date hereof (other than the loan production office of Sunrise Bank referred to above, single-family non-agricultural residential property of one acre or less, and space in retail and similar establishments leased or operated by the Bancorp for automatic teller machines), except as otherwise provided in Section 4.01(b)(ix). If required by the phase one investigation in FBA's reasonable opinion Bancorp shall provide to FBA a report of a phase two investigation on properties requiring such additional study. FBA shall have 15 business days from the receipt of any such phase two investigation report to notify Bancorp of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of
Four Hundred Thousand Dollars ($400,000) as reasonably estimated by an environmental expert retained for such purpose by FBA and reasonably acceptable to Bancorp,or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $400,000 or less with a reasonable degree of certainty, then FBA shall have the right pursuant to Section 7.05 hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement, which shall be FBA's sole remedy in such event.

         Section 4.06. Access to Information. Bancorp shall permit FBA reasonable access in a manner which will avoid undue disruption or interference with Bancorp's normal operations to its properties and shall disclose and make available to FBA all books, documents, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBA may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. FBA will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 9.01 hereof.

         Section 4.07. Consents to Contracts and Leases. Bancorp shall use its best efforts to obtain all necessary consents with respect to all interests of Bancorp and the Subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for the Merger.

         Section 4.08. Subsequent Financial Statements. As soon as available after the date hereof, Bancorp shall deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of Bancorp prepared for its internal use, the Report of Condition and Income of Sunrise Bank for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent Company Financial Statements"). The Subsequent Company Financial Statements shall be prepared on a basis consistent with past accounting practices and shall fairly present the financial condition and results of operations for the dates and periods presented. The Subsequent Company Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

         Section 4.09. Reserve and Provisions for Loan Losses. Bancorp will provide to FBA each month, beginning in June, 1996 a copy of the internal review and analysis of its reserve for possible loan and lease losses and the appropriate amount to be included in its provision for loan and lease losses, and Bancorp will consider in good faith FBA's reasonable analysis of the reserve and provision and any reasonable suggestions made by FBA with respect to the appropriate level of the provision to be made each month.


                                  ARTICLE FIVE

                                AGREEMENTS OF FBA

         Section 5.01. Regulatory Approvals. FBA shall as soon as reasonably practicable and no more than sixty (60) days after the date of this Agreement file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary application for the prior approval of the Federal Reserve Board. FBA shall keep Bancorp reasonably informed as to the status of such applications and make available to Bancorp, upon reasonable request by Bancorp from time to time, copies of such applications and any supplementally filed materials.

         Section 5.02. Breaches. FBA shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Bancorp and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consummation of Agreement. FBA shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

         Section 5.04.  Indemnification and Insurance.

         (a) For six years after the Effective Time, FBA shall (i) cause the surviving corporation of the Merger of Bancorp and Holdings (the "Surviving Corporation") to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Bancorp and the Subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent then permitted under applicable Corporate Law and by the Articles of Incorporation and Bylaws of Bancorp and Sunrise Bank as in effect on the date hereof; and (ii) purchase and maintain in effect for a three year period insurance in the form of an extension of coverage under Bancorp's existing insurance policy Number 04 DO 00227-3 issued by California Bankers Assurance Company insuring the Indemnified Parties against such losses, expenses, claims, damages or liabilities; provided, however, that FBA shall not be obligated to purchase or maintain such insurance if the total cost thereof for the three year period exceeds $75,000.

         (b) If after the Effective Time Sunrise Bank, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Sunrise Bank or the Surviving Corporation, as the case may be, shall assume any remaining obligations set forth in this Section 5.04. If Sunrise Bank or the Surviving Corporation shall liquidate, dissolve or otherwise wind up its business, then FBA shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that Sunrise Bank or the Surviving Corporation, as the case may be, was so obligated.

         Section 5.05. Employee Benefits. FBA shall, with respect to each person who remains an employee of Bancorp or any Subsidiary following the Closing Date (each a "Continued Employee"), provide the benefits described in this Section
5.05. Subject to the right of subsequent amendment, modification or termination in FBA's sole discretion, each Continued Employee shall be entitled, as a new employee of a subsidiary of FBA, to participate in such employee benefit plans, as defined in Section 3(3) of ERISA, or any non-qualified employee benefit plans or deferred compensation, stock option, bonus or incentive plans, or other employee benefit or fringe benefit programs that may be in effect generally for employees of all of FBA's subsidiaries (the "FBA Plans"), if and as a Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof and otherwise shall not be participating in a similar plan which is maintained by the Bancorp or a Subsidiary after the Effective Time. Bancorp employees shall participate therein on the same basis as similarly situated employees of other subsidiaries of FBA. All such participation shall be subject to the terms of such plans as may be in effect from time to time, and this Section 5.05 is not intended to give Continued Employees any rights or privileges superior to those of other employees of subsidiaries of FBA. FBA may terminate or modify all Employee Plans, and FBA's obligation under this Section
5.05 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, FBA shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any FBA Plans in which Continued Employees may participate, credit each Continued Employee with his or her term of service with Bancorp and the Subsidiaries.

         Section 5.06. Payment for Stock Options and Warrants. (a) Any Bancorp Stock Options and Bancorp Warrants outstanding immediately prior to the Effective Time may be exercised and surrendered to Bancorp at the Closing, and FBA shall permit Bancorp to pay the holder of each such option and warrant having an exercise price of less than $4.00 per share of Bancorp Common an amount equal to the difference between $4.00 per share and the applicable per share exercise price of such Stock Option (without the necessity of the tender of the exercise price of such Stock Option by such holder thereof).

         (b) Bancorp and FBA shall cooperate in arranging for the disposition of all Bancorp Warrants having an exercise price of $4.00 or more per share of Bancorp Common. FBA will agree to pay or permit Bancorp to pay up to twenty-five cents ($0.25) per share, or fifty cents ($0.50) per warrant, to redeem such outstanding warrants from any holders who desire to dispose of same.

         Section 5.07. Access to Information. FBA shall permit Bancorp reasonable access in a manner which will avoid undue disruption or interference with FBA's normal operations to its properties and shall disclose and make available to Bancorp all books, documents, papers and records relating to its operations, obligations and liabilities, including, but not limited to, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, filings with any regulatory authority, plans affecting employees, and any other business activities or prospects in which Bancorp may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Bancorp will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 9.01 hereof.

         Section 5.08. Proxy Statement. FBA will cooperate with Bancorp in the preparation and filing of the Proxy Statement and furnish to Bancorp all financial and other information concerning FBA and its affiliates which is required for the preparation and filing of the Proxy Statement.


                                   ARTICLE SIX

                         CONDITIONS PRECEDENT TO MERGER

         Section 6.01. Conditions to Obligations of FBA and Holdings. The obligations of FBA and Holdings to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBA and Holdings) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by Bancorp in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

         (b) Bancorp shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) All necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the shareholders of Bancorp and all required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (e) FBA shall have  received  the  environmental  reports  required  by
Section 4.05 hereof and shall not have elected pursuant to Section 7.05 hereof to terminate this Agreement;

         (f) FBA shall have received all documents required to be received from Bancorp on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA;

         (g) Shareholders of Bancorp Common owning no more than twenty percent (20%) of the outstanding Bancorp Common shall have perfected the right to dissent from the Merger; and

         (h) The Bancorp Financial Statements shall not be inaccurate in any material respect.

         Section 6.02. Conditions to Bancorp's Obligations. Bancorp's obligation to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Bancorp) prior to or on the Closing Date of the following conditions:

         (a) The representations and warranties made by FBA in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

         (b) FBA shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

         (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger or the other transactions contemplated hereby illegal;

         (d) All necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the shareholders of Bancorp and all required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (e) Bancorp shall have received all documents required to be received from FBA on or prior to the Closing Date, all in form and substance reasonably satisfactory to Bancorp;

         (f) Bancorp shall have obtained within thirty (30) days after the date of this Agreement a fairness opinion of Bancorp's financial advisor to the effect that the Merger is fair to the shareholders of Bancorp from a financial point of view, and such fairness opinion shall not have been withdrawn by such financial advisor on or before the date of mailing of the Proxy Statement to the shareholders of Bancorp; and


         (g) All documents relating to the procedures for surrender and exchange of certificates representing shares of Bancorp Common, including the Exchange Agreement, shall be reasonably satisfactory to Bancorp.

                                  ARTICLE SEVEN

                           TERMINATION OR ABANDONMENT

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether shareholder approval of this Agreement and the Merger by the shareholders of Bancorp shall have been previously obtained.

         Section 7.02. Breach of Agreements. In the event that there is a material breach in any of the representations and warranties or agreements of FBA or Bancorp, which breach is not cured within twenty (20) days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

         Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
7.02 hereof has lapsed, then such party may, regardless of whether shareholder approval of the transactions contemplated by this Agreement shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party.

         Section 7.04. Approval Denial. If any regulatory application filed pursuant to Section 5.01 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information or undertaking by FBA, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBA diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of FBA (hereinafter referred to as the "Appeal") then the application will be deemed denied unless FBA prepares and timely files an Appeal and continues the appellate process for purposes of obtaining the necessary approval.

         Section  7.05.  Environmental    Reports.  FBA   may   terminate   this
Agreement to the extent provided in Section 4.05 and this Section 7.05 by giving written notice to Bancorp.

         Section 7.06. Regulatory Enforcement Matters. In the event that Bancorp or any Subsidiary shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, order seeking or imposing civil money penalties or other written regulatory enforcement action or formal legal proceeding of any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then FBA may terminate this Agreement.

         Section 7.07. Automatic Termination. If the Closing Date does not occur on or prior to February 28, 1997, then this Agreement may be terminated by either party by giving written notice to the other.


                                  ARTICLE EIGHT

                            LIABILITY ON TERMINATION

         Section 8.01. Liquidated Damages. (a)(1) In the event that the conditions set forth in Section 6.02 have been satisfied and (i) Bancorp fails to consummate the Merger following the receipt of notice from FBA that FBA has obtained all required regulatory approvals and is prepared to consummate the Merger in accordance with the terms of this Agreement; (ii) the Board of Directors of Bancorp fails to make the recommendation contemplated by Section
4.03 or withdraws or modifies such recommendation in a manner adverse to FBA (whether or not such failure, withdrawal or modification is excused by the last clause of Section 4.03); or (iii) Bancorp takes any action in breach of any provision of this Agreement which prevents the consummation of the Merger, then Bancorp shall, within two (2) business days following the receipt of a written demand from FBA, pay to FBA in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages. Payment under this Section 8.01(a)(1) shall discharge any obligation under Section 8.01(a)(2).

         (2) In the event that Section 8.01(a)(1) is inapplicable solely because the approval of the Merger by Bancorp's shareholders has not been obtained (but the other conditions in Section 6.02 have been satisfied), and a Triggering Event (as defined in the following sentence) has occurred, then Bancorp shall, within two (2) business days following the receipt of a written demand from FBA, pay to FBA in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages. As used herein, the term "Triggering Event" means the consummation of any transaction announced before or within one (1) year following the termination of this Agreement and consummated within two (2) years after such termination, whereby a third party has acquired, merged or consolidated with Bancorp, purchased all or a substantial part of the assets of Bancorp or directly or indirectly acquired beneficial ownership of forty percent (40%) or more of the outstanding shares of voting stock of Bancorp. Payment under this Section 8.01(a)(2) shall discharge any obligation under Section 8.01(a)(1).

         (b) In the event that the conditions set forth Section 6.01 have been satisfied and (i) FBA fails to consummate the Merger following the receipt of notice from Bancorp that Bancorp is prepared to do so in accordance with the terms of this Agreement; or (ii) FBA takes any action in breach of any provision of this Agreement which prevents the consummation of the Merger, then FBA shall, within two (2) business days following the receipt of a written demand from Bancorp, pay to Bancorp in immediately available funds the sum of one million dollars ($1,000,000) as liquidated damages.

         Section 8.02. Liability on Termination. In the event that this Agreement is terminated or the Merger is abandoned pursuant to Section 7.02 and
Section 8.01 is inapplicable, then the non-breaching party shall be entitled to institute an action for appropriate damages against the breaching party.


                                  ARTICLE NINE

                                     GENERAL

         Section 9.01. Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

         Section 9.02. Publicity. FBA and Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive public disclosure.

         Section 9.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

         Section 9.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

             (a) if to FBA:     First Banks America, Inc. c/o First Banks, Inc.
                                11901 Olive Boulevard
                                Creve Coeur, MO 63141
                                Attention: Mr. Allen H. Blake
                                Facsimile: (314) 567-3490

             with a copy to:    John S. Daniels
                                Attorney at Law
                                8117 Preston Road, Suite 800
                                Dallas, Texas 75225
                                Facsimile: (214) 692-0508

             If to Holdings:    Sunlight Holdings, Inc.
                                1325 Airmotive Way, Suite 130
                                Reno, Nevada 89502

             with a copy to:    John S. Daniels
                                Attorney at Law
                                8117 Preston Road, Suite 800
                                Dallas, Texas 75225
                                Facsimile: (214) 692-0508

             (b) if to Bancorp: Harold G. Giomi, President and CEO
                                Sunrise Bancorp
                                Five SierraGate Plaza
                                Roseville, California 95678
                                Facsimile: (916) 783-2650

             with a copy to:    Victor J. Bacigalupi, Esquire
                                Bronson, Bronson & McKinnon LLP
                                505 Montgomery Street
                                San Francisco, California 94111
                                Facsimile: (415) 982-1394

or to such other address as any party may from time to time designate by notice to the others.

         Section 9.05. Nonsurvival of Representations, Warranties and Agreements. Except for and as provided in this Section 9.05, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The agreements set forth in Sections 5.04, 5.05 and 5.06 shall survive the Closing Date and the agreements set forth in Sections 8.01, 8.02, 9.01, 9.03 and 9.13 shall survive the Closing Date or the earlier termination of this Agreement.

         Section 9.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

         Section 9.07. Entire Agreement. This Agreement, the Guarantee and the Proxies together constitute the entire agreement among the parties and supersede and cancel any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

         Section 9.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 9.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by written notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto; provided, however, that after approval of this Agreement and the Merger by the shareholders of Bancorp, no amendment shall be made which is required by law to be approved by such shareholders without such further approval.

         Section 9.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

         Section 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 9.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except following the consummation of the Merger as provided in Sections 5.04, 5.05 and 5.06, there shall be no third party beneficiaries hereof. Except as provided in Section 1.01, this Agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

         Section 9.13. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Delaware and any applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    SUNRISE BANCORP



                                     By: /s/ Harold G. Giomi
                                     -----------------------
                                             Harold G. Giomi
                                             President and CEO



                                     By: /s/ Sean E. McCarthy
                                     ------------------------
                                             Sean E. McCarthy
                                             Chairman of the Board of Directors


                                     FIRST BANKS AMERICA, INC.



                                       By: /s/ Allen H. Blake
                                       ----------------------
                                               Allen H. Blake
                                               Vice President


                                       SUNLIGHT HOLDINGS, INC.



                                       By: /s/ Allen H. Blake
                                       ----------------------
                                               Allen H. Blake
                                               Vice President

                                  EXHIBIT 10K



                                      NOTE
                                      ----

$15,000,000.00                 CLAYTON, MISSOURI                October 31, 1996


         On or before October 31, 2001, First Banks America, Inc., a Delaware corporation (hereinafter called "Borrower"), promises to pay to the order of First Banks, Inc., a Missouri corporation (hereinafter called "Lender") at its offices at 135 North Meramec, Clayton, Missouri, in lawful money of the United States of America, the sum of Fifteen Million dollars ($15,000,000.00), or so much thereof as is advanced from time to time and remains outstanding, together with interest thereon from the date hereof until maturity at a varying rate per annum which is one-quarter percent (1/4%) per annum less than the "Prime Rate" as hereinafter defined (but in no event to exceed the maximum rate of non-usurious interest allowed from time to time by law, hereinafter called the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the first day of each month beginning on December 1, 1996, and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate. All past due principal and interest shall, at the option of Lender, bear interest at the Highest Lawful Rate from maturity until paid. Interest shall be computed on a per annum basis of a year of 365 days and for the actual number of days (including the first but excluding the last day) elapsed.

         Principal and accrued interest owing on the Note shall be due and payable on October 31, 2001.

         If any default shall occur in the payment of any amount due pursuant to this Note, then, at the option of Lender, the unpaid principal balance and accrued, unpaid interest shall become due and payable forthwith without any further demand, notice of default, notice of acceleration, notice of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. Lender may waive any default without waiving any prior or subsequent default.

         If this Note is not paid at maturity and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Borrower agrees to pay Lender its collection costs, including a reasonable amount for attorneys' fees. Borrower hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon.

         Borrower reserves the option of prepaying the principal of this note, in whole or in part, at any time after the date hereof without penalty. Unless otherwise agreed at the time of payment, the amount of any partial payment shall be applied first to accrued unpaid interest, then to any amount due as collection costs, and then to the unpaid principal of the Note.

         This note shall be construed under and governed by the laws of the State of Missouri.

         "Prime Rate" shall mean at any time that variable rate of interest per annum published under "Money Rates" in the Wall Street Journal and defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks," or any successor to such rate announced as such by the Wall Street Journal. If the foregoing rate ceases to be published, Lender will choose a new basis for the determination of the prime rate, based upon comparable information, and Lender will give Borrower notice of such change.

         EXECUTED effective as of the 31st day of October, 1996.

                                    BORROWER:

                                                    FIRST BANKS AMERICA, INC.



ADDRESS:                                           By:/s/Allen H. Blake
                                                   --------------------
                                                         Allen H. Blake
8820 Westheimer                                          Vice President
Houston, Texas 77063